Exhibit 99.1
PURCHASE AND SALE AGREEMENT
between
APOLLO RESOURCES INTERNATIONAL, INC.
MOUNTAIN STATES PETROLEUM COMPANY
AND
BC&D OIL AND GAS CORPORATION
(Sellers)
and
IMPERIAL PETROLEUM, INC.
(Buyer)

TABLE OF CONTENTS

1. Property to be Sold and Purchased	1

2. Purchase Price	4

3. Representations of Seller	4

(a) Organization and Qualification	4
(b) Due Authorization	4
(c) Approvals	4
(d) Valid, Binding and Enforceable	5
(e) No Litigation	5
(f) Warranty of Title	5
(g) No AFE Items or Well Abandonments, No P&A Liabilities	6
(h) Production Marketing	6
(i) Gas Balancing, Take or Pay, Allowables	6
(j) Taxes Paid	7
(k) Hazardous Substances, Applicable Environmental Laws	7
(l) Leases	7
(m) Material Contracts; Operations	8
(m) Permits	8
(n) Compliance with Laws	9
(p) Tax Partnerships	9
(q) No Material Misstatement	9
(r) Not a Foreign Person	9
(s) Consents and Preferential Purchase Rights	9

4. Representations of Buyer	10

(a) Organization and Qualification	10
(b) Due Authorization	10
(c) Approvals	10
(d) Valid, Binding and Enforceable	10
(e) No Litigation	10
(f) Sufficient Funds	10
(g) Regulatory	10
(h) Independent Evaluation	11
(i) Accredited Investor	11

5. Certain Covenants of Seller Pending Closing	11

(a) Access by Buyer	11
(i) Records	11
(ii) Physical Inspection	12

i

(iii) Environmental Inspections	12
(iv) Coordination of Inspections	12
(v) Copies of Reports	12
(vi) Restoration of Properties	12

(b) Interim Operation	13
(c) Preferential Rights and Consents	14

6. Due Diligence Reviews	14

(a) Review By Buyer	14
i) Determination of Defects	14

(b) Nature of Defects	15
(i) NRI or WI Variances	15
(ii) Liens	15
(iii) Imperfections in Title	15
(iv) Representation Untrue	16
(c) Seller’s Response	16
(i) Cure	16
(ii) Postpone Closing	16
(iii) Adjustment	16
(iv) Dispute Resolution	16
(d) Covered by Representations, Agreements	16
(e) Definitions	17
(f) Seller’s Title Benefit Notices	18
(g) Remedies for Title Benefits	19

7. Certain Price Adjustments	19

8. Conditions Precedent to the Obligations of Buyer to Close	20

(a) Representations True and Correct	20
(b) Compliance with Covenants and Agreements	20
(c) Price Adjustment Limitations	20
(d) Litigation	20
(e) Material Adverse Change	20

9. Conditions Precedent to the Obligations of Seller to Close	21

(a) Representations True and Correct	21
(b) Compliance With Covenants and Agreements	21
(c) Litigation	22
(d) Price Adjustment Limitations	22

10. Closing	22

(a) Actions At Closing	22
(i) Delivery of Conveyance	23
(ii) Federal and State Conveyance Forms	23
(iii) Letters in Lieu	23
(iv) Affiliate Contracts	23
(v) Turn Over Possession	23
(vi) Payment to Seller	23
(vii) Non Foreign Status Affidavit	23
(viii) Seller’s Loan Documents	24
(b) Post-Closing Actions	24
(i) Transfer of Files	24
(ii) Certain Disbursements	24

11. Certain Accounting Adjustments	24

(a) Adjustments for Revenues and Expenses	24
(b) Initial Adjustment at Closing	25
(c) Adjustment Post Closing	25
(i) Revised Closing Statement	25
(ii) Final Statement	26
(d) Additional Adjustments	26
(e) Accounting Arbitrator	26

12. Assumption and Indemnification	26

(a) Indemnity by Buyer	26
(b) Indemnity by Seller	27

13. No Commissions Owed	27

14. Casualty Loss	28

(a) Oil and Gas Properties	28
(b) Other Properties	28

15. Notices	28

16. Survival of Provisions, Certain Limitation on Liabilities	29

17. Miscellaneous Matters	29

(a) Further Assurances	29
(b) Parties Bear Own Expenses, No Special Damages	30
(c) No Sales Taxes	30
(d) Entire Agreement	30
(e) Amendments, Waivers	30

(f) Choice of Law	30
(g) Headings, Time of Essence, etc.	30
(h) Assignment; Successors and Assigns	30
(i) Counterpart Execution	30
(j) No Press Releases	31
(k) Disclaimer	31
(l) Arbitration	32

LIST OF SCHEDULES AND EXHIBITS

Exhibits

A		Property Descriptions
A-1		Retained Leasehold
B		Agreed Obligations
C		Agreed Payables
D		Registration Rights Agreement
E		Form of Post Closing Escrow Agreement

Schedules
I	-	County/StateWells, Units, Leases; WI; NRI; Allocated Amounts
II	-	Disclosure Schedule
3(c) Approvals
3(e) Litigation
3(g) AFEs, Wells Abandonment, P&A Liabilities
3(h) Production Marketing
3(k) Hazardous Substances; Applicable Environmental Laws
3(l) Leases
3(m) Material Contracts; Operations
3(r) Preferential Rights and Consents
5(b) Interim Operations
III	-	Form of Conveyance

PURCHASE AND SALE AGREEMENT
     This Agreement (“Agreement”) dated June 19, 2007, is between Apollo Resources International, Inc., a Utah corporation, Mountain States Petroleum Company, a New Mexico corporation and BC&D Oil and Gas Corporation, a New Mexico corporation (herein collectively called “Seller”) and Imperial Petroleum, Inc. a Nevada corporation (herein called “Buyer”).
WITNESSETH:
     1. Property to be Sold and Purchased. Seller agrees to sell and Buyer agrees to purchase, for the consideration hereinafter set forth, and subject to the terms and provisions herein contained, the following described properties, rights and interests:
          (a) all right, title and interest of Seller in and to the oil and gas wells, leases and other, interests, if any, described on Exhibit A hereto (and any ratifications, amendments and extensions thereof, whether or not the same are described on Exhibit A) and all equipment, buildings, fixtures and other improvements located thereon and all rights, easements, rights-of-way and other interests incidental thereto and used or necessary for the use and enjoyment of the properties by Buyer;
          (b) Without limitation of the foregoing, all other right, title and interest (of whatever kind or character, whether legal or equitable, and whether vested or contingent) of Seller in and to the leases and other interests, if any, described on Exhibit A hereto and in and to all lands described on Exhibit A or described or covered by such leases or other interests (including, without limitation, interests in oil, gas and/or mineral leases, overriding royalties, production payments, net profits interests, fee mineral interests, fee royalty interests and other interests insofar as they cover such lands), even though Seller’s interest therein may be incorrectly described in, or omitted from, such Exhibit A; and
          (c) all rights, titles and interests of Seller in and to, or otherwise derived from, all presently existing and valid oil, gas and/or mineral unitization, pooling, and/or communitization agreements, declarations, designations and/or orders (including, without limitation, those described on Exhibit A hereto) and in and to the properties covered and the units created thereby (including, without limitation, all units formed under orders, rules, regulations, or other official acts of any federal, state, or other authority having jurisdiction, and voluntary unitization agreements, designations and/or declarations) relating to the properties described in subsections (a) and (b) above;
          (d) to the extent assignable, all rights, titles and interests of Seller in and to all presently existing and valid production sales contracts, operating agreements, and other agreements and contracts, including any presently existing plugging bonds or deposits, deposits for services, damages or similar deposits or trust agreements and deposits which relate to any of the properties described in subsections (a), (b) and (c) above (the “Contracts”); and
          (e) all rights, titles and interests of Seller in and to all materials, supplies, machinery, equipment, improvements and other personal property and fixtures (including, but not by way of limitation, all wells, wellhead equipment, pumping units, flowlines, tanks, buildings, saltwater disposal facilities, injection facilities, compression facilities, gathering systems, and other equipment) used in connection with the exploration, development, operation or maintenance of the properties described in subsections (a), (b) and (c) above, and, to the extent assignable, in and to all permits and licenses (including, without limitation, all environmental and other governmental permits, licenses and authorizations), rights of way, easements, and other rights of surface use, water rights and other rights and interests used in connection with the exploration, development, operation or maintenance of the properties described in subsections (a), (b) and (c) above.
     The properties, rights and interests described in subsections (a) through (c) above are herein sometimes called the “Oil and Gas Properties,” and the properties, rights and interests described in subsections (a) through (e) above are herein sometimes called the “Properties.” It is provided however, that Properties does not include: (a) all of Seller’s corporate minute books, financial records, and other business records that relate to Seller’s business generally (including the ownership and operation of the Properties); (b) all trade credits, all accounts, receivables and all other proceeds, income or revenues attributable to the Properties with respect to any period of time prior to the Effective Date (below defined); (c) all claims and causes of action of Seller arising under or with respect to any Contracts that are attributable to periods of time prior to the Effective Date (including claims for adjustments or refunds); (d) all rights and interests of Seller (i) under any policy or agreement of insurance or (ii) to any insurance proceeds, arising, in each case, from acts, omissions or events, or damage to or destruction of property (except as provided in Section 14 hereof); (e) all hydrocarbons produced and sold from the Properties with respect to all periods prior to the Effective Date; (f) all claims of Seller for refunds of or loss carry forwards with respect to (i) production or any other taxes attributable to any period prior to the Effective Date, (ii) income or franchise taxes or (iii) any taxes attributable to any period prior to the Effective Date; (g) all office leases, office furniture, personal computers and associated peripherals and all radio and telephone equipment not on the Properties; (h) all of Seller’s proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property; (i) all documents and instruments of Seller that may be protected by an attorney-client privilege; (j) all data that cannot be disclosed to Buyer as a result of confidentiality arrangements under agreements with third parties; (k) all geophysical, and other seismic and related technical data and information relating to the Properties to the extent not assignable without payment of fee or penalty; (l) documents prepared or received by Seller with respect to (i) lists of prospective purchasers for the Properties compiled by Seller, (ii) bids submitted by other prospective purchasers of the Properties, (iii) analyses by Seller of any bids submitted by any prospective purchaser, (iv) correspondence between or among Seller, its respective representatives, and any prospective purchaser other than Buyer and (v) correspondence between Seller or any of its respective representatives with respect to any of the bids, the prospective purchasers, or the transactions contemplated in this Agreement.
     1.01 Properties Retained Subject to the completion of a forward sale of up to 150 mmcf of helium reserves from the Dineh-bi-Keyah and Beautiful Mountain fields to Praxair, Inc. within ninety (90 days) from the execution of this Agreement and under terms similar to that certain proposed Confidential Term Sheet as attached to the Letter of Intent dated May 16, 2007 by and between Imperial Petroleum, Inc. as Buyer and Apollo Resources International, inc. et al as Sellers, Seller shall retain 100% of the leasehold rights in and to the Aneth through the McCracken formations in the Dineh-bi-Keyah and Beautiful Mountain fields as encountered in the Navajo #10 well from depths of 3,600 ft to 3,900 ft and the stratagraphic equivalents thereto

(“Retained Properties”) and as further defined in Exhibit A-1. Seller’s retained leasehold rights shall be subject to a fifty (50%) percent back-in (50.0% working interest and 41.665% net revenue interest) and in favor of Buyer after delivery of up to 150 mmcf of helium to Praxair in accordance with the proposed term sheet and shall be further subject to the execution of an AAPL 610 Form (1989) Operating Agreement with the COPAS 1984 Accounting Procedure by and between Seller and Buyer providing that Buyer shall be named Operator of any and all wells produced and drilled on the leasehold. Subject Operating Agreement shall provide for producing rate overhead of $750/well/month and drilling rate overhead of $5,000/workover or drill well operation as well as the reimbursement by Seller of any of Buyer’s costs for bonding associated with any of Seller’s retained wells or interests and reimbursement of any and all operating expenses associated with the operations of any wells retained or drilled by Seller. To the extent that Seller completes its proposed transaction with Praxair and is required to produce, workover or drill any wells on the Retained Properties, Seller agrees to enter into an escrow agreement with Buyer for such amounts as Buyer and Seller shall agree may be reasonably necessary to pay for and complete the production, workover or drilling operations contemplated by the Praxair agreement, including the payment of advance overhead rates to Buyer. Except for the forward sale to Praxair on similar terms as contemplated in the Confidential Term Sheet between Seller and Praxair, Seller agrees not to further encumber the Retained Properties in any manner whatsoever, including but not limited to the assignment of overriding royalty, net profits or other mineral rights or interests, pledging as collateral, selling or otherwise creating additional financial burdens against the Retained Properties or the modification or addition of any plant processing, operating or service fees related to the processing of the helium gas stream at the Shiprock Plant, that would reduce the economic value to Buyer of the back-in interest included herein.
     In the event that Seller does not conclude an agreement to forward sell up to 150 mmcf of helium to Praxair from the Dineh-bi-Keyah and Beautiful Mountain fields within 90 days from the execution of this Agreement, Buyer shall have the right for a period of ninety (90) days, but not the obligation, to purchase the Retained Properties for the assumption of up to but not more than $3.5 million in Seller’s obligations, including the obligation of Seller to obtain a right-of-way from the Navajo Indian Nation for its pipeline to the Shiprock Helium Plant and including assumption of the Promissory Note by and between Seller and Neptune Leasing, Inc. dated November 17, 2006 in the amount of $2.5 million in connection with the purchase of the Shiprock Helium Plant by Seller. If Buyer elects not to purchase the Retained Properties, the leasehold interest of Seller in the Retained Properties shall remain subject to a fifty (50%) percent back-in after delivery or sales of 150 mmcf of helium in favor of Buyer. Seller agrees not to further encumber the Retained Properties in any manner whatsoever, including but not limited to the assignment of overriding royalty, net profits or other mineral rights or interests, pledging as collateral, selling or otherwise creating additional financial burdens against the Retained Properties or the modification or addition of any plant processing, operating or service fees related to the processing of the helium gas stream at the Shiprock Plant, that would reduce the economic value to Buyer of the assets as if purchased as of the Closing of this Agreement. Buyer shall notify Seller of its election to purchase or not purchase the Retained Properties in writing within 90 days after the expiration of Seller’s rights to complete a forward sale to Praxair.

     2. Purchase Price.
          The purchase price for the Properties shall be Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00) (such amount, unadjusted by any adjustments provided for in this Agreement or agreed to by the parties, being herein called the “Base Purchase Price”). Such Base Purchase Price shall be adjusted as provided in this Agreement (the Base Purchase Price, as so adjusted, and as the same may otherwise be adjusted as provided in this Agreement, being herein called the “Purchase Price”). The Purchase Price shall be paid as provided in Section 10(a)(vi). Additionally, as a part of the consideration given to Seller for Buyer pursuant to this Agreement, Buyer also agrees to assume and or discharge certain of Seller’s obligations (“Agreed Obligations”) as shown on Exhibit “B”, including accounts and revenue payables attributable to the period prior to the Effective Date as set forth on Exhibit “C” attached hereto but not to exceed $3,000,000 (“Agreed Payables”) regardless of the total amount shown on Exhibit C.
          Additionally as part of the consideration given to Seller for Buyer pursuant to this Agreement, Buyer agrees to deliver at Closing a certificate representing Five Million (5,000,000) shares of the restricted common stock of Buyer (“Imperial Shares”), subject to Registration Rights as provided in Exhibit D attached hereto and made a part hereof. The shares when issued and delivered shall be fully paid and non-assessable.
     3. Representations of Seller. Seller represents to Buyer that:
          (a) Organization and Qualification. Each Seller is a corporation duly organized and legally existing and in good standing under the laws of the state of its incorporation, and is qualified to do business and in good standing in each of the states in which the Properties are located where the laws of such state would require a corporation owning the Properties located in such state to so qualify.
          (b) Due Authorization. Seller has full power to enter into and perform its obligations under this Agreement and has taken all proper action to authorize entering into this Agreement and performance of its obligations hereunder.
          (c) Approvals. Other than requirements (if any) that there be obtained consents to assignment (or waivers of preferential rights to purchase) from third parties, and except for approvals (“Routine Governmental Approvals”) required to be obtained from governmental entities that are customarily obtained post-closing and except as described in the Disclosure Schedule (the “Disclosure Schedule”) attached hereto as Schedule II, neither the execution and delivery of this Agreement by Seller, nor the consummation of the transactions contemplated hereby by Seller, nor the compliance by Seller with the terms hereof, will result in any default under any agreement or instrument to which Seller is a party or by which any of the Properties are bound, or violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or to any of the Properties, except (in each case) as could not be reasonably expected to have a Material Adverse Effect. The term “Material Adverse Effect” shall mean any change, circumstance, condition, effect, event or fact that shall have occurred or been threatened that, when taken together with other adverse changes, could reasonably be expected to have an adverse economic effect on the value of the Properties (taken as a whole) to Buyer greater than fifty thousand dollars ($50,000.00) or which prevent or materially delay the performance by Seller of any of its obligations under this Agreement or the consummation by Seller of the transactions contemplated by this Agreement with an adverse economic effect on the value of the Properties (taken as a whole) to Buyer greater than fifty thousand dollars ($50,000.00). Further to the foregoing, and without limitation, no change, circumstance, condition, effect, event or fact shall be deemed (individually or in the aggregate) to constitute, nor shall any of the foregoing be taken into account in determining whether there has been or may be, a Material Adverse Effect, to the extent that such change, circumstance, condition, effect, event or fact results from or arises out of (i) a general deterioration in the economy, an adverse change in U.S. or international capital markets or changes in hydrocarbon prices or other changes affecting the oil and gas industry generally; (ii) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism; (iii) the disclosure of the fact that Buyer is the prospective acquirer of the Properties, (iv) the announcement or pendency of the transactions contemplated by this Agreement; (v) any change in Laws (below defined) after the date hereof or the interpretation thereof, (vi) actions taken by Buyer or any of its Affiliates; (vii) the compliance with the terms of, or taking of any action required by, this Agreement or any other document delivered in connection herewith, or (viii) the failure to discover hydrocarbons through the Seller’s drilling activities.
          (d) Valid, Binding and Enforceable. This Agreement constitutes and the Conveyance provided for herein to be delivered at Closing will, when executed and delivered, constitute, the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as limited by bankruptcy or other laws applicable generally to creditor’s rights and as limited by general equitable principles.
          (e) No Litigation. Except as described on the Disclosure Schedule, there are no suits, actions, written claims, governmental investigations, or proceedings pending, or to the Knowledge (as hereinafter defined) of Seller, threatened, against or involving Seller and/or which affect the Properties (including, without limitation, any actions challenging or pertaining to Seller’s title to any of the Properties) or the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby, and to the Knowledge of Seller, no demands or threatened demands which might lead to the same have been made on Seller. The term “Knowledge” shall mean with respect to Seller, the actual knowledge of each Seller’s current personnel at a supervisory, or higher, level.
          (f) Warranty of Title. Seller has defensible title to the Properties subject to the Permitted Encumbrances (as defined in subsection (e)(i) of Section 6 below). For purposes of this Agreement, the term “Defensible Title” means, with respect to a Property, such cumulative ownership by Seller that (i) entitles Seller to receive, after giving effect to the

Permitted Encumbrances, a decimal share of the oil, gas and other hydrocarbons produced from each well, unit, lease listed on Schedule I hereto not less than the decimal share set forth on Schedule I as the “Net Revenue Interest” for such well, unit, lease (herein called the “Net Revenue Interest”); (ii) causes Seller to be obligated to bear a decimal share of the cost of operation of such well, unit, lease not greater than the decimal share set forth on Schedule I as the “Working Interest” for such well, unit, lease (herein called the “Working Interest”); (iii) such shares of production which Seller is entitled to receive, and shares of expenses which Seller is obligated to bear, are not subject to change; and (iv) is free and clear of all liens, security interests, encumbrances, and other burdens and defects in title. Seller will not be in breach of the foregoing representation for any matter that would otherwise cause such representation to be breached if such matter could not reasonably be expected to have an adverse economic effect of more than five thousand dollars ($5,000.00) on the value to Buyer of a single Property.
          (g) No AFE Items or Well Abandonments, No P&A Liabilities. Except as specifically set out on Exhibit “B” as an Agreed Obligation, (i) Seller has not incurred any material expenses, or made any commitments to make material expenditures, in connection with (and no other obligations or liabilities have been incurred with would have a material adverse effect on) the ownership or operation of the Properties after the Effective Date, other than routine expenses incurred in the normal operation of the producing wells located on Properties, (ii) Seller has not abandoned, or agreed to abandon, any wells included in the Properties (or removed any material items of equipment which would be included in the Properties, except those which have been obsolete and are no longer required for the operation of the Properties or that are replaced by items of equal suitability and value) since the Effective Date, (iii) except as set out on the Disclosure Schedule, no proposals are currently outstanding (whether made by Seller or by any other party) to deepen, plug back, rework or abandon any wells included in the Properties, to conduct other operations with respect to the Properties for which consent is required under the applicable operating agreement, or to conduct any other operations with respect to the Properties other than routine operation of the producing wells located on the Properties, and (iv) to Seller’s Knowledge, there are no dry holes, or otherwise inactive wells located on the Properties, other than wells that have been properly plugged and abandoned or as listed on the Disclosure Schedule
          (h) Production Marketing. The Properties are not subject to any contractual or other arrangements for the sale, processing or transportation of production, or otherwise relating to the marketing of production, other than contracts or other arrangements which either (i) will terminate in 92 days or less, or are subject to cancellation on not more than 92 days’ notice, in each case without penalty or other detriment, or (ii) are disclosed on the Disclosure Schedule. There exist no calls or other similar rights or options to purchase production from the Properties.
          (i) Gas Balancing, Take or Pay, Allowables. There is no well on the Properties with respect to which Seller has taken more (referred to herein as “overproduced”) or less (referred to herein as “underproduced”) production from such well than the ownership of Seller would entitle Seller (absent any gas balancing agreement or arrangement) to receive. Seller has not received prepayments (including, but not limited to, payments for gas not taken pursuant to “take or pay” arrangements) for any oil or gas produced from the

Properties (or other properties) as a result of which the obligation exists to deliver oil or gas produced from the Properties after the Effective Date without then receiving payment (or without then receiving full payment) therefor or to make repayments in cash (and Seller has not, since the Effective Date, so delivered any oil or gas from the Properties or so made any such repayment in cash). There exist no gas balancing arrangements or agreements whereby production from a well included in the Properties can be used to balance overproduction from another well (whether or not such other well is on the Properties) nor do there exist any gas sales contracts, or other arrangements, under which production from a well on the Properties can be used (or cash payments by the owners of such a well can be required) to make up take or pay (or other similar payments) made with respect to another well (whether or not such other well is on the Properties). No well included in the Properties is subject to having allowable production after the date hereof reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction during Seller’s ownership of such well (whether or not the same was permissible at the time) prior to the date hereof (and no such reduction has occurred with respect to any well on the Properties since the Effective Date).
          (j) Taxes Paid. All taxes on or relating to Properties, or on production or revenue attributable thereto (including, without limitation, all production, severance and similar taxes), have been paid, except for taxes not yet due and payable and except for ad valorem taxes due and payable and attributable to the period prior to the Effective Date (which ad valorem taxes shall be paid prior to Closing).
          (k) Hazardous Substances, Applicable Environmental Laws. Except as described on the Disclosure Schedule and as could not reasonably be expected to have a Material Adverse Effect, the Properties (and the lands covered thereby) (i) are not and have not been, a site (above or beneath ground level) for the use, generation, manufacture, discharge, assembly, processing, storage, release, injection or disposal (or the transportation thereto or therefrom) of any “Hazardous Substances” (as defined in the Applicable Environmental Laws, below defined) other than such Hazardous Substances in such quantities as in each case may be necessary for the operation of the wells located thereon and the production of oil, gas and other hydrocarbons from the Properties and which have been handled and disposed of in accordance with Applicable Environmental Laws; (ii) are in compliance with all applicable federal, state and local laws, rules, orders and regulations pertaining to health, safety or the environment (herein called the “Applicable Environmental Laws”), including, without limitation, those relating to petroleum, petroleum products, natural gas, exposure to Hazardous Substances, the labeling, storage and containment of Hazardous Substances, and air, soil and subsurface ground and water conditions; and (iii) do not have conditions present thereon that presently will result in claims or other liabilities, under Applicable Environmental Laws, or under common law, for damages to health, safety or the environment. Except as described on the Disclosure Schedule and as could not reasonably be expect to have a Material Adverse Effect, without limitation of the foregoing or of Section 3(l) below, the Properties are in compliance with all material obligations under the Basic Documents (as defined below) concerning health, safety, and environment, including, but not limited to, obligations to maintain the air, soil and subsurface, site clean-up and other remediation requirements.
          (l) Leases. Seller has paid its share of all royalties and other payments under the oil, gas and/or mineral leases included in the Properties (the “Leases”), except for royalties held in suspense in accordance with applicable Law. Except as described on the Disclosure

Schedule, to the Knowledge of Seller, neither Seller nor any lessor is in breach or default and no situation exists which with the passing of time or giving of notice would create a breach or default, of its obligations under any Lease, except (in each case) as could not reasonably be expected to have a Material Adverse Effect.
          (m) Material Contracts; Operations. Excluding any Leases and any Seller Loan Document (below defined) and any contracts entered into in connection with taking actions permitted under Section 5(b) hereof, the Disclosure Schedule contains a list of all Contracts of the type described below to which Seller is a party and that relate to the Properties (collectively, all of such contracts, the “Material Contracts”):
               (i) any Contract that can reasonably be expected to result in aggregate payments by Seller of more than twenty-five thousand and no/100 Dollars ($25,000.00) during the current or any subsequent fiscal year (based solely on the terms thereof and without regard to any expected increase in volumes or revenues);
               (ii) any Contract that can reasonably be expected to result in aggregate revenues to Seller of more than twenty-five thousand and no/100 Dollars ($25,000.00) during the current or any subsequent fiscal year (based solely on the terms thereof and without regard to any expected increase in volumes or revenues);
               (iii) any indenture, mortgage, loan, credit or sale-leaseback or similar contract that can reasonably be expected to result in aggregate payments by Seller of more than twenty-five thousand and no/100 Dollars ($25,000.00) during the current or any subsequent fiscal year;
               (iv) any Contract that constitutes a lease under which Seller is the lessor or the lessee of real or personal property which lease (A) cannot be terminated by Seller without penalty upon sixty (60) days or less notice and (B) involves an annual base rental of more than twenty-five thousand and no/100 Dollars ($25,000.00);
               (v) any hedge, swap or similar Contract; and
               (vi) any Contract with any Affiliate of Seller that will not be terminated prior to Closing.
To Seller’s Knowledge, Seller is not in breach or default (and no situation exists which with the passing of time or giving of notice would create a breach or default) of its obligations under the Material Contracts or under any operating agreements or unitization, pooling, and/or communitization agreements, declarations, designations and/or orders relating to the Properties, except (in each case) as could not reasonably be expected to have a Material Adverse Effect. To Seller’s Knowledge, no breach or default by any third party (and no situation which with the passing of time or giving of notice would create a breach or default) exists, except (in each case) as could not reasonably be expected to have a Material Adverse Effect.
          (m) Permits. Except as could not reasonably be expected to have a Material Adverse Effect, Seller has all material governmental licenses and permits necessary or appropriate to own and operate the Properties as presently being owned and operated, and such licenses and permits are in full force and effect and there have not been any violations with respect to any such licenses or permits.
          (n) Compliance with Laws. Except as could not reasonably be expected to have a Material Adverse Effect, Seller has owned and operated the Properties in compliance with all laws, rules, regulations and orders of all governmental agencies (collectively, “Laws”) having jurisdiction.
          (o) Tax Partnerships. None of the Properties is subject to a tax partnership, including, without limitation, none of such Properties are subject to any operating agreement or other arrangement under which the parties thereto have not made an effective election pursuant to Section 761 of the Internal Revenue Code of 1986 (herein called the “Internal Revenue Code”), and the Treasury Regulations promulgated thereunder, to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code.
          (p) No Material Misstatement. No representation or warranty made by Seller in this Agreement, and no statement of Seller contained in any document, certificate or other writing or other materials furnished or to be furnished by or on behalf of Seller pursuant hereto or in connection herewith, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits or will omit, at the time of delivery, to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading. To Seller’s Knowledge, there is no matter which has not been disclosed to Buyer which materially and adversely affects or, so far as Seller can now reasonably foresee, will materially and adversely affect the Properties or the consummation of the transactions contemplated hereby.
          (q) Not a Foreign Person. Seller is not a “foreign person” within the meaning of Section 1445 (or similar provisions) of the Internal Revenue Code (i.e., no Seller is a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Internal Revenue Code and regulations promulgated thereunder).
          (r) Consents and Preferential Purchase Rights. Except as set forth in the Disclosure Schedule, there are no Preferential Rights (below defined) or Consents (below defined) of third parties, with respect to any of the Properties that are applicable to the transactions contemplated hereby, including the consummation of such transactions.
          (s) Independent Evaluation. Seller is sophisticated in the evaluation, purchase, ownership and operation of oil and gas properties and related facilities. Seller represents and warrants that in making the decision to sell the Properties and accept the Imperial Shares in partial payment thereof and in making its decision to enter into this Agreement and to consummate the transaction contemplated herein, except for the express representations and warranties of Buyer contained herein, Seller (i) has relied or shall rely solely on its own independent investigation and evaluation of Imperial and the advice of its own legal, tax, economic, environmental, engineering, geological and geophysical advisors and the express provisions of this Agreement and not on any comments, statements, projections or other materials made or given by any representatives or consultants or advisors engaged by Buyer, and (ii) has satisfied or shall satisfy itself through its own due diligence as to the environmental and physical condition of and contractual arrangements and other matters affecting the business of Imperial. Seller has no knowledge of any fact that results in the material breach of any representation, warranty or covenant of Buyer given hereunder with respect to which Seller has not provided Buyer written notice. Seller acknowledges that the shares, when issued, will bear a restrictive legend in accordance with the Securities Act of 1933, as amended.
          (t) Accredited Investor. Seller is an “accredited investor,” as such term is defined in Regulation D of the Securities Act of 1933, as amended, and will acquire the Imperial Shares for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder, any applicable state blue sky Laws or any other applicable securities Laws.
     4. Representations of Buyer. Buyer represents to Seller that:
          (a) Organization and Qualification. Buyer is a Nevada corporation, duly organized and legally existing and in good standing under the laws of the State of Nevada.
          (b) Due Authorization. Buyer has full power to enter into and perform its obligations under this Agreement and has taken all proper action to authorize entering into this Agreement and performance of its obligations hereunder.
          (c) Approvals. Neither the execution and delivery of this Agreement by Buyer, nor the consummation of the transactions contemplated hereby by Buyer, nor the compliance by Buyer with the terms hereof, will result in any default under any agreement or instrument to which Buyer is a party or violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer. Buyer makes no representations in connection with the transactions contemplated hereby with respect to approvals related to the transfer by Seller of Properties, including, but not limited to, Routine Governmental Approvals, consents to assign contained in leases and other instruments, or preferential rights to purchase.
          (d) Valid, Binding and Enforceable. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except as limited by bankruptcy or other laws applicable generally to creditor’s rights and as limited by general equitable principles.
          (e) No Litigation. There are no pending suits, actions, or other proceedings in which Buyer is a party (or, to Buyer’s knowledge, which have been threatened to be instituted against Buyer), which affect the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
          (f) Sufficient Funds. Buyer has sufficient funds with which to pay the Purchase Price and consummate the transactions contemplated by this Agreement.
          (g) Regulatory. Buyer is now (or will be as of the date for Closing set forth in Section 10(a)), and hereafter (or thereafter) shall continue to be, qualified to own and assume operatorship of the Leases, and the consummation of the transactions contemplated in this Agreement will not cause Buyer to be disqualified as such an owner or operator. To the extent required by any applicable Laws, Buyer currently has (or will have as of the date for Closing set forth in Section 10(a)), and will hereafter (or thereafter) continue to maintain, lease bonds, area-wide bonds or any other surety bonds as may be required by, and in accordance with, all applicable Laws governing the ownership and operation of such Leases.
          (h) Independent Evaluation. Buyer is sophisticated in the evaluation, purchase, ownership and operation of oil and gas properties and related facilities. In making its decision to enter into this Agreement and to consummate the transaction contemplated herein, except for the express representations and warranties of Seller contained herein, Buyer (i) has relied or shall rely solely on its own independent investigation and evaluation of the Properties and the advice of its own legal, tax, economic, environmental, engineering, geological and geophysical advisors and the express provisions of this Agreement and not on any comments, statements, projections or other materials made or given by any representatives or consultants or advisors engaged by Seller, and (ii) has satisfied or shall satisfy itself through its own due diligence as to the environmental and physical condition of and contractual arrangements and other matters affecting the Properties. Buyer has no knowledge of any fact that results in the material breach of any representation, warranty or covenant of Seller given hereunder with respect to which Buyer has not provided Seller written notice.
          (i) Accredited Investor. Buyer is an “accredited investor,” as such term is defined in Regulation D of the Securities Act of 1933, as amended, and will acquire the Properties for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder, any applicable state blue sky Laws or any other applicable securities Laws.
     5. Certain Covenants of Seller Pending Closing. Between the date of this Agreement and the Closing Date:
          (a) Access by Buyer.
               (i) Records. During business hours, Seller will give Buyer, and the authorized representatives of Buyer, access to Seller’s files, records and data pertaining to the ownership and/or operation of the Properties (including, without limitation, title records, lease files, division order files, surveys and maps, contracts and contract files, production marketing records, correspondence files, geological, geophysical and seismic records, data and information, well files and production records, production and severance tax records, ad valorem tax records, production accounting records, environmental records and regulatory and regulatory compliance records). Buyer may make copies of such records, at its cost, but shall, if Seller so request, return (or if Buyer so elects, destroy) all copies so made if the Closing does not occur. Notwithstanding the foregoing, Seller shall not be obligated to provide Buyer with access to any records or data where such access would breach a confidentiality agreement with a third party; provided that, if requested by Buyer, Seller will use its reasonable best efforts to attempt to obtain a release of such confidentiality restriction.

               (ii) Physical Inspection. Subject to the other provisions of this Section 5(a), Seller shall provide Buyer and Buyer’s authorized representatives, at all reasonable times before the Closing Date and upon adequate notice to Seller, with physical access to the Properties for the purpose of inspecting same; provided that such access shall be at Buyer’s sole cost and liability. Buyer recognizes that some or all of the Properties may be operated by parties other than Seller and that Seller’s ability to obtain access to such properties, and the manner and extent of such access, is subject to such third parties’ approval.
               (iii) Environmental Inspections. Buyer shall be entitled to conduct environmental property assessments with respect to the Properties. Seller or its designee shall have the right to accompany Buyer and Buyer’s representatives whenever they are on site on the Properties and also to collect split test samples if any are collected. Notwithstanding anything herein to the contrary, Buyer shall not have access to, and shall not be permitted to conduct any environmental due diligence with respect to any Properties where Seller does not have the authority to grant access for such due diligence (provided, however, Seller shall use its reasonable best efforts to obtain permission from any applicable third party to allow Buyer and Buyer’s representatives such access).
               (iv) Coordination of Inspections. Buyer shall coordinate its environmental property assessments and physical inspections of the Properties to minimize any inconvenience to or interruption of the conduct of business by Seller and its co-owners of the Leases and other lands included in the Properties. Buyer shall abide by Seller’s and any third party operator’s safety rules, regulations, and operating policies while conducting its due diligence evaluation of the Properties including any environmental or other inspection or assessment of the Properties. Buyer hereby defends, indemnifies and holds each of the operators of the Properties and Seller Group (below defined) harmless from and against any and all Losses (below defined) arising out of, resulting from or relating to any field visit, environmental property assessment, or other due diligence activity conducted by Buyer or any Buyer’s representative with respect to the Properties and Seller’s records pertaining thereto, even if such Losses arise out of or result from the sole, active, passive, concurrent or comparative negligence, strict liability or other fault or violation of law of or by a member of Seller Group, excepting only Losses actually resulting on the account of the gross negligence or willful misconduct of a member of Seller Group.
               (v) Copies of Reports. Buyer agrees to promptly provide Seller, but in no less than five (5) days after receipt or creation, copies of all final reports and test results, prepared by Buyer and/or any of Buyer’s representatives and which contain data collected or generated from Buyer’s due diligence with respect to the Properties. Seller shall not be deemed by its receipt of said documents or otherwise to have made representation or warranty, expressed, implied or statutory, as to the condition to the Properties or to the accuracy of said documents or the information contained therein.
               (vi) Restoration of Properties. Upon completion of Buyer’s due diligence, Buyer shall at its sole cost and expense, (A) close all bore holes from its environmental property assessment (B) repair all damage done to the Properties in connection with Buyer’s due diligence, (C) restore the Properties to the approximate same condition than it was prior to commencement of Buyer’s due diligence and (D) remove all equipment, tools or other property brought onto the Properties in connection with Buyer’s due diligence. Any disturbance to the Properties (including, without limitation, the real property associated with such Properties) resulting from Buyer’s due diligence will be promptly corrected by Buyer.
          (b) Interim Operation. Except as set forth in the Disclosure Schedule and except as expressly contemplated by this Agreement or as expressly consented to in writing by Buyer, Seller agrees that from and after the date hereof until Closing, to (i) operate the Properties in the usual, regular and ordinary manner consistent with past practice; (ii) not transfer, sell, mortgage, pledge or dispose of any material portion of the Properties other than the sale and/or disposal of hydrocarbons in the ordinary course of business and sales of equipment that is no longer necessary in the operation of the Properties or for which equivalent replacement equipment has been obtained, and (iii) except in connection with emergency operations, make or become liable for any capital expenditures with respect to the Properties which individually or in the aggregate exceeds twenty-five thousand and no/100 Dollars ($25,000.00). Buyer acknowledges Seller owns undivided interests in certain of the properties comprising the Properties that it is not the operator thereof, and Buyer agrees that the acts or omissions of the other working interests owners (including the operators) who are not Seller or any Affiliates of Seller shall not constitute a breach of the provisions of this Section 5(b), nor shall any action required by a vote of working interest owners constitute such a breach so long as Seller has voted its interest in a manner that complies with the provisions of this Section 5(b). Except for those disclosed (including the authorities for expenditures) on the Disclosure Schedule (with respect to which Seller may take the action or actions disclosed in connection therewith on such Disclosure Schedule), Seller will not, without Buyer’s consent (which consent will not be unreasonably withheld or delayed), propose or conduct the drilling of any additional wells, or propose or conduct the deepening, plugging back, reworking or abandoning of any existing wells, or propose or conduct any other operations which require consent under the applicable operating agreement where the cost thereof (with respect to Seller’s interest) is reasonably expected to exceed twenty-five thousand and no/100 Dollars ($25,000.00). Except for those disclosed (including the authorities for expenditures) on the Disclosure Schedule (with respect to which Seller may take the action or actions disclosed in connection therewith on such Disclosure Schedule), Seller will advise Buyer of any such proposals made by other parties, and will consult with Buyer concerning such proposals, and will respond in the manner required by Buyer; provided that, if the period for responding to such a proposal extends beyond the Closing Date, Seller will not respond to such proposal unless the Closing does not occur prior to the next to last day allowed to respond (in which case Seller shall respond in the manner required by Buyer). Seller will not modify any Lease or any Material Contract included in or relating to the Properties or enter into any new Material Contract relating to the Properties without Buyer’s consent, other than production sales contracts, or other marketing related agreements, which terminate, or can be terminated, (in each case without penalty or other detriment) in thirty-one (31) days or less. Seller will not enter into any agreements or other arrangements for the pre-sale of oil, natural gas, plant products, helium, nitrogen or any other commodities from the Properties without the express written consent of Buyer. Seller will remain as operator of the Properties shown on the Disclosure Schedule as being operated by Seller.
          (c) Preferential Rights and Consents. Seller will use its reasonable best efforts to obtain from all parties holding either (i) preferential rights to purchase (“Preferential Rights”) or (ii) rights to consent (“Consents”) which would be applicable to the transactions contemplated hereby (and in accordance with the documents creating such rights) execution of waivers of such Preferential Rights and Consents. If a party from whom a waiver of a Preferential Right is requested refuses to give such waiver and validly exercises its preferential purchase right, then Seller will tender to such party the required interest in the Property (at a price equal to the amount specified in Schedule I hereto for such Property, reduced appropriately, as determined by mutual agreement of Buyer and Seller, if less than the entire Property must be tendered), and such interest in such Property will be excluded from the transaction contemplated hereby and the Base Purchase Price will be adjusted downward by the amount of the price at which it was so tendered; provided that if such a party who exercises a Preferential Right fails to conclude its purchase of the applicable interest pursuant to such exercise within ninety (90) days following the Closing, then Seller shall notify Buyer and Buyer shall have thirty (30) days after receipt of such notice to elect to acquire (but shall have no obligation to acquire) such interest for the price at which such party was tendered the same, as provided above, and otherwise on the same terms provided herein.
          (d) Covenants to Close. As promptly as practicable after the execution of this Agreement and as may be required by applicable law, Seller shall use its reasonable best efforts to (i) obtain the approval of the holders of a majority of the outstanding shares of capital stock of each individual Seller entitled to vote on matters submitted to Seller’s stockholders authorizing the execution and performance by Seller of this Agreement and the transactions contemplated hereby; (ii) prepare and file, if required, with the Securities and Exchange Commission (the “SEC”) a Preliminary Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or if required by law to obtain the approval contemplated in the foregoing clause (i), a Preliminary Proxy Statement pursuant to Section 14(a) of the Exchange Act, providing notice of and describing such approval in the manner required by the Exchange Act, the Nevada Revised Statutes and the articles of incorporation and bylaws of Seller; (iii) respond promptly to comments delivered by the SEC, if any, with respect to the Information Statement or Proxy Statement, as the case may be; and (iv) deliver the definitive Information Statement or Proxy Statement, as the case may be, to every security holder of each class of equity security that is entitled to vote or give an authorization, proxy or consent in regard to the execution and performance by Seller of this Agreement and take such other actions as may be required by the Exchange Act, Utah law, and the articles of incorporation and bylaws of Seller to obtain the approval of shareholders contemplated in the foregoing clause (i) as soon as reasonably practicable.
     6. Due Diligence Reviews.
          (a) Review By Buyer.
               i) Determination of Defects. Buyer may conduct, at its sole cost, such title examinations or investigations, environmental assessments and other examinations and investigations, as it may in its sole discretion choose to conduct with respect to the Properties in order to determine whether Defects exist. Should, as a result of such examinations and investigations, or otherwise, one or more matters come to Buyer’s attention which would constitute a Defect, and should there be one or more of such Defects which Buyer is unwilling to waive and close the transaction contemplated hereby notwithstanding the fact that such Defects exist, Buyer may notify Seller in writing of such Defects as soon as is practicable but in any event no later than ten (10) days prior to Closing (such Defects of which Buyer so provides notice are herein called “Asserted Defects” and such time by which Buyer must notify Seller in writing, the “Defect Claim Date”). Such notification shall include, for each Asserted Defect, (i) a description of the Asserted Defect and the wells and/or units and/or other Property to which it relates, along with all supporting documentation reasonably necessary to fully describe the basis for the Defect, (ii) for each applicable well, unit, or other Property identified pursuant to (i) above, the size of any variance from “Net Revenue Interest” or “Working Interest” which does or could result from such Asserted Defect and (iii) the amount by which Buyer reasonably would propose to adjust the Base Purchase Price based upon the cost to cure or remediate such Asserted Defect. Buyer shall also promptly furnish Seller with written notice of any Title Benefit (below defined) that is discovered by any of Buyer’s or any of its Affiliate’s employees, title attorneys, landmen or other title examiners while conducting Buyer’s due diligence with respect to the Properties prior to the Defect Claim Date. If a third party asserts a claim with respect to the Properties, or otherwise alleges the existence of a matter which would be a Defect, Seller shall notify Buyer of such fact promptly, and in any event on or before the earlier of the Closing Date or five days after such assertion; any such matter of which Buyer so receives, or should have received, notice of may be asserted as an Asserted Defect at any time up to Closing.
     (b) Nature of Defects. The term “Defect” as used in this Section shall mean the following:
          (i) NRI or WI Variances. Seller’s ownership of the Properties is such that, with respect to a well, unit or lease, it (A) entitles Seller to receive a decimal share of the oil, gas and other hydrocarbons produced from such well, unit, or lease, which is less than the decimal share set forth on Schedule I in connection with such well, unit or lease in the column headed “Net Revenue Interest” or (B) causes Seller to be obligated to bear a decimal share of the cost of operation of such well, unit or lease greater than the decimal share set forth on Schedule I in connection with such well, unit or leas in the column headed “Working Interest” (without at least a proportionate increase in the share of production to which Seller is entitled to receive therefrom).
          (ii) Liens. Seller’s ownership of a Property is subject to a lien or other encumbrance other than a Permitted Encumbrance (below defined).
          (iii) Imperfections in Title. Seller’s ownership of a Property is subject to an imperfection in title which, if asserted, would cause a Defect, as defined in subparagraph (i) above, to exist, or would otherwise materially interfere or restrict Buyer’s use, operation, ownership or benefit thereof (as currently used, operated and owned).
          (iv) Representation Untrue. Any representation set forth in Section 3 above is not true and correct.
          (v) Consents. Seller’s ownership of a Property is subject to a Consent which has not been waived.
     (c) Seller’s Response. In the event that Buyer timely notifies Seller of Asserted Defects:
          (i) Cure. Seller may (but shall have no obligation to) attempt to cure, prior to Closing, one or more Asserted Defects.
          (ii) Postpone Closing. Whether or not Seller has then begun to, or ever begins to, cure one or more Asserted Defects (and whether or not Seller has elected option (iii) below with respect to one or more Asserted Defects), Seller may postpone the Closing by designating a new Closing Date not later than September 30, 2007, so that it may attempt to cure one or more Asserted Defects. Notwithstanding any such election to postpone Closing, Seller shall still have no obligation to cure Asserted Defects.
          (iii) Adjustment. Notwithstanding any other election made under this Section (without limitation, it being expressly recognized that Seller may attempt to cure Asserted Defects while acting under this election), Seller may elect to have one or more Asserted Defects handled under Section 7 below.
          (iv) Dispute Resolution. If, prior to Closing, Seller provides written notice to Buyer that Seller, in good faith, disputes that an Asserted Defect is a Defect, Seller and Buyer shall attempt to resolve such dispute, by negotiation among senior executives of their companies who have authority to settle the controversy, within five (5) business days. If the parties are unable to resolve the dispute in such time period, then it shall be submitted to expedited binding arbitration in accordance with Section 17(l).
     (d) Covered by Representations, Agreements. Notwithstanding the procedures set forth in this Section and any adjustments that may be made to the Base Purchase Price or any exclusions of Properties (in each case) pursuant to Section 7 below and notwithstanding anything in the Post-Closing Escrow Agreement (below defined) to the contrary, to the extent that an Asserted Defect or Post-Closing Asserted Defect (as defined in the Post Closing Escrow Agreement) is covered by a representation or indemnification or other agreement of Seller set forth in this Agreement, then such Asserted Defect and/or Post-Closing Asserted Defect shall be deemed a disclosure and exception to such representation or indemnification or other agreement. In no event shall either party be entitled to duplicate compensation with respect to any Defect, Loss or any breach of representation, warranty or agreement herein asserted under the terms of this Agreement, even though such Defect, Loss or breach may be addressed by more than one provision of this Agreement.

     (e) Definitions.
          (i) As used in this Agreement the term “Permitted Encumbrances” shall mean:
               (A) lessor’s royalties, non-participating royalties, overriding royalties, reversionary interests, and similar burdens upon, measured by, or payable out of production if the net cumulative effect of such burdens does not (and will not under the existing terms of the documents creating such burdens) operate to reduce the Net Revenue Interest of Seller in any well or unit to an amount less than the Net Revenue Interest set forth on Schedule I for such well or unit and does not obligate Seller to bear a Working Interest for such well or unit in any amount greater than the Working Interest set forth on Schedule I for such well or unit (unless the Net Revenue Interest for such well or unit is greater than the Net Revenue Interest set forth on Schedule I in the same proportion as any increase in such Working Interest);
               (B) liens for taxes or assessments not yet due or delinquent;
               (C) Routine Governmental Approvals;
               (D) conventional rights of reassignment;
               (E) such Title Defects as Buyer may have waived;
               (F) all applicable Laws, and rights reserved to or vested in any governmental authority with respect to the Properties;
               (G) rights of a common owner of any interest in rights-of-way or easements currently held by Seller and such common owner as tenants in common or through common ownership to the extent that the same does not materially impair the use or operation of the Properties as currently used and operated;
               (H) easements, conditions, covenants, restrictions, servitudes, permits, rights-of-way, surface leases and other rights in the Properties for the purpose of surface operations, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, and removal of timber, grazing, logging operations, canals, ditches, reservoirs, and other like purposes, or for the joint or common use of real estate, rights-of-way, facilities, and equipment which do not materially impair the use, ownership or operation of the Properties as currently owned and operated;
               (I) vendors, carriers, warehousemen’s, repairmen’s, mechanics, workmen’s, materialmen’s, construction or other like liens arising by operation of Law in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations which are not yet due;

               (J) liens created under leases and/or operating agreements or by operation of Law in respect of obligations that are not yet due;
               (K) any encumbrance affecting the Properties which is discharged by Seller at or prior to Closing (including any liens created by the Seller’s Loan Documents);
               (L) any matters referenced on Exhibit B;
               (M) the Leases and all other liens, charges, encumbrances, Contracts, agreements, instruments, obligations, defects, and irregularities affecting the Properties that (1) individually or in the aggregate are not such as to materially interfere with the ownership, operation or use of any of the Properties (as currently owned and operated), do not operate to reduce the Net Revenue Interest of Seller in any well or unit to an amount less than the Net Revenue Interest set forth on Schedule I for such well or unit, (2) do not obligate Seller to bear a Working Interest for such well or unit in any amount greater than the Working Interest set forth on Schedule I for such well or unit (unless the Net Revenue Interest for such well or unit is greater than the Net Revenue Interest set forth on Schedule I in the same proportion as any increase in such Working Interest), and (3) otherwise do not materially affect Buyer’s use, ownership or operation of the Properties (as currently used, owned and operated).
          (ii) The term “Seller’s Loan Documents” shall mean any and all indebtedness secured directly or indirectly by the interest of Seller in the Properties with banks or other similar financial institutions.
          (iii) The term “Title Benefit” shall mean any right, circumstance or condition that operates to increase the Net Revenue Interest of Seller in any well or unit above that shown for such well or unit, to the extent the same does not cause a greater than proportionate increase in Seller’s Working Interest therein above that shown on Schedule I.
          (iv) The term “Affiliate” shall mean any person or entity that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another person or entity. The term “control” and its derivatives with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.
          (f) Seller’s Title Benefit Notices. Seller shall have the right, but not the obligation, to deliver to Buyer on or before the Defect Claim Date with respect to each Title Benefit a notice (a “Title Benefit Notice”) including (i) a description of the Title Benefit and the wells, units and/or other Property to which it relates, along with all supporting documentation reasonably necessary to fully described the basis for the Title Benefit, (ii) for each applicable well, unit or other Property identified pursuant to (i) above, the size of any variance from “Net

Revenue Interest” or Working Interest” which results from such Title Benefit, and (iii) the amount by which Seller would propose in good faith to adjust the Base Purchase Price. Subject to Buyer’s obligation under Section 6(a), Seller shall be deemed to have waived all Title Benefits of which it has not given notice on or before the Defect Claim Date.
          (g) Remedies for Title Benefits. With respect to each well or unit affected by a Title Benefit reported under Section 6(a)(i) or Section 6(f), the Base Purchase Price shall be increased by an amount equal to the increase in the value set forth in Schedule 1 for such well or unit caused by such Title Benefits, as determined pursuant to Section 7(a).
     7. Certain Price Adjustments. In the event that, as a part of the due diligence reviews provided for in Section 6 above, Asserted Defects are raised by Buyer and Seller is unable (or unwilling) to cure such Asserted Defects prior to Closing, or in the event that Seller or Buyer has asserted a Title Benefit, or in the event that Seller has elected (pursuant to Section 14) to treat an Oil and Gas Property affected by a casualty loss as if it was Property affected by an Asserted Defect, then:
          (a) Buyer and Seller shall, with respect to each Property affected by such matters, for a period of five (5) business days, attempt, in good faith, to agree upon the existence of any Asserted Defects and/or Title Benefits and, as applicable, an appropriate downward (or upward, in the case of a Title Benefit) adjustment of the Base Purchase Price to account for such matters; provided that if (i) the Alleged Defect is an encumbrance or lien that is undisputed and liquidated in amount, then the downward adjustment to the Base Purchase Price shall be the amount necessary to be paid to remove the Alleged Defect from the affected Property, (ii) the Alleged Defect represents a discrepancy between (A) the Net Revenue Interest for any well or unit and (B) the Net Revenue Interest stated in Schedule I for such well or unit, then the downward adjustment to the Base Purchase Price shall be the product of the amount set forth on Schedule I with respect to such well or unit multiplied by a fraction, the numerator of which is the Net Revenue Interest decrease and the denominator of which is the Net Revenue Interest stated in Schedule I and (iii) the Title Benefit represents a discrepancy between (A) the Net Revenue Interest for any well or unit and (B) the Net Revenue Interest stated in Schedule I for such well or unit, then the upward adjustment to the Base Purchase Price shall be the product of the amount set forth on Schedule I with respect to such well or unit multiplied by a fraction, the numerator of which is the Net Revenue Interest increase and the denominator of which is the Net Revenue Interest stated in Schedule I; or
          (b) with respect to each Property as to which Buyer and Seller are unable to agree upon the existence of an Asserted Defect and/or Title Benefit and/or an appropriate adjustment with respect to all such matters affecting such Property, then (unless Buyer elects to waive all Asserted Defects with respect to such Property prior to Closing) such Property will be excluded from the transaction contemplated hereby, and the Base Purchase Price will be reduced (or increased in the case of a Title Benefit) by the amount set forth on Schedule I to the wells plus the amount set forth on Schedule I to the units in which such Property participates; and
          (c) notwithstanding anything to the contrary in this Agreement, the aggregate downward adjustment to the Base Purchase Price for any title Defect attributable to any Property shall not exceed the amount set forth in Schedule I with respect to such Property.

     8. Conditions Precedent to the Obligations of Buyer to Close. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to each of the following conditions being met:
          (a) Representations True and Correct. Each and every representation of Seller under this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to have been made again at and as of the time of Closing and shall at and as of such time of Closing be true and accurate in all material respects except as to changes specifically contemplated by this Agreement or consented to by Buyer; PROVIDED, HOWEVER, IN THE EVENT LESS THAN ALL REPRESENTATIONS OF SELLER ARE TRUE AND CORRECT IN ALL MATERIAL RESPECTS AT CLOSING, AND IF BUYER DOES NOT WAIVE SUCH CLOSING REQUIREMENT, SELLER NONETHELESS MAY ELECT TO EXTEND THE CLOSING DATE FOR UP TO THIRTY (30) DAYS (“EXTENDED CLOSING DATE”), DURING WHICH TIME SELLER SHALL TAKE GOOD FAITH EFFORTS TO CURE SUCH FAILURE OF REPRESENTATION SUCH THAT EACH AND EVERY REPRESENTATION OF SELLER UNDER THIS AGREEMENT SHALL BE TRUE AND ACCURATE IN ALL MATERIAL RESPECTS AS OF SUCH EXTENDED CLOSING DATE, AND IF NOT TRUE AT THE EXTENDED CLOSING DATE, BUYER MAY DECLINE TO CLOSE.
          (b) Compliance with Covenants and Agreements. Seller shall have performed and complied in all material respects with (or compliance therewith shall have been waived by Buyer) each and every covenant and agreement required by this Agreement to be performed or complied with by Seller prior to or at the Closing.
          (c) Price Adjustment Limitations. The aggregate downward adjustment (if any) of the Base Purchase Price which results from the procedures set forth in Sections 5(c), 7 and 14 does not exceed fifteen percent (15%) of the Base Purchase Price.
          (d) Litigation. No suit, action or other proceedings shall, on the date of Closing, be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain material damages or other material relief in connection with the consummation of the transactions contemplated by this Agreement, other than litigation instituted by Buyer or any Affiliate of Buyer.
          (e) Material Adverse Change. No material portion of the Properties (taken as a whole) shall have been destroyed (or damaged to the extent that their use or value is materially adversely affected) by fire or other casualty.
          (f) Release of Seller’s Loan Documents. Without limitation as to any other release or encumbrance to be furnished by Seller at Closing, Seller shall deliver to Buyer at Closing a full release of Seller’s Loan Documents to the extent of any encumbrance or security interest in the Property created by Seller’s Loan Documents.
          (g) Seller Shareholder Approval. Seller shall have (i) obtained the approval of the holders of a majority of the outstanding shares of capital stock of each Seller entitled to vote on matters submitted to Seller’s stockholders authorizing the execution and performance by

Seller of this Agreement and the transactions contemplated hereby; (ii) prepared and filed with the Securities and Exchange Commission (the “SEC”) a Preliminary Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or if required by law to obtain the approval contemplated in the foregoing clause (i), a Preliminary Proxy Statement pursuant to Section 14(a) of the Exchange Act, providing notice of and describing such approval in the manner required by the Exchange Act, the Nevada Revised Statutes and the articles of incorporation and bylaws of Seller; (iii) responded promptly to comments delivered by the SEC, if any, with respect to the Information Statement or Proxy Statement, as the case may be; and (iv) delivered the definitive Information Statement or Proxy Statement, as the case may be, to every security holder of each class of equity security that is entitled to vote or give an authorization, proxy or consent in regard to the execution and performance by Seller of this Agreement and take such other actions as may be required by the Exchange Act, Utah law, and the articles of incorporation and bylaws of Seller to obtain the approval of shareholders contemplated in the foregoing clause (i) as soon as reasonably practicable.
If the condition described above in Section 8(g) is not met as of the Closing Date, this Agreement shall terminate on the Closing Date. In the event of such a termination, the parties shall have no further obligations or liabilities to one another hereunder or in connection with the transactions contemplated hereby.
Unless this Agreement is terminated as a result of the condition in Section 8(g) not being met, if any of the other conditions in this Section 8 is not met as of the Closing Date, and if such condition (other than the condition set forth in Section 8(c) above) could reasonably be expected to have an adverse economic effect on the value of the Properties (taken as a whole) to Buyer greater than fifty thousand dollars ($50,000.00) and Buyer is not in material breach of its obligations hereunder in the absence of Seller being in breach of its obligations hereunder, this Agreement may, at the option of Buyer, be terminated by written notice to Seller. In the event such a termination occurs, the parties shall have no further obligations or liabilities to one another hereunder or in connection with the transactions contemplated hereby.
     9. Conditions Precedent to the Obligations of Seller to Close. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the each of the following conditions being met:
          (a) Representations True and Correct. Each and every representation of Buyer under this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to have been made again at and as of the time of Closing and shall at and as of such time of Closing be true and accurate in all material respects except as to changes specifically contemplated by this Agreement or consented to by Seller.
          (b) Compliance With Covenants and Agreements. Buyer shall have performed and complied in all material respects with (or compliance therewith shall have been waived by Seller) each and every covenant and agreement required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

          (c) Litigation. No suit, action or other proceedings shall, on the date of Closing, be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain material damages or other material relief in connection with the consummation of the transactions contemplated by this Agreement, other than litigation instituted by Seller or any Affiliate of Seller.
          (d) Price Adjustment Limitations. The aggregate downward adjustment (if any) of the Base Purchase Price which results from the procedures set forth in Sections 5(c), 7 and 14 does not exceed fifteen percent (15%) of the Base Purchase Price.
          (e) Seller Shareholder Approval. Seller shall have (i) obtained the approval of the holders of a majority of the outstanding shares of capital stock of Seller entitled to vote on matters submitted to Seller’s stockholders authorizing the execution and performance by Seller of this Agreement and the transactions contemplated hereby; (ii) prepared and filed with the Securities and Exchange Commission (the “SEC”) a Preliminary Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or if required by law to obtain the approval contemplated in the foregoing clause (i), a Preliminary Proxy Statement pursuant to Section 14(a) of the Exchange Act, providing notice of and describing such approval in the manner required by the Exchange Act, the Nevada Revised Statutes and the articles of incorporation and bylaws of Seller; (iii) responded promptly to comments delivered by the SEC, if any, with respect to the Information Statement or Proxy Statement, as the case may be; and (iv) delivered the definitive Information Statement or Proxy Statement, as the case may be, to every security holder of each class of equity security that is entitled to vote or give an authorization, proxy or consent in regard to the execution and performance by Seller of this Agreement and take such other actions as may be required by the Exchange Act, Utah law, and the articles of incorporation and bylaws of Seller to obtain the approval of shareholders contemplated in the foregoing clause (i) as soon as reasonably practicable.
          (f) If the condition described above in Section 9(e) is not met as of the Closing Date, this Agreement shall terminate on the Closing Date. In the event of such a termination, the parties shall have no further obligations or liabilities to one another hereunder or in connection with the transactions contemplated hereby.
Unless this Agreement is terminated as a result of the condition in Section 9(e) not being met, if any such condition on the obligations of Seller under this Agreement is not met as of the Closing Date, and Seller is not in material breach of its obligations hereunder in the absence of Buyer being in breach of its obligations hereunder, this Agreement may, at the option of Seller, be terminated by written notice to Buyer. In the event such a termination occurs, the parties shall have no further obligations or liabilities to one another hereunder or in connection with the transactions contemplated hereby.
     10. Closing.
          (a) Actions At Closing. The closing (herein called the “Closing”) of the transaction contemplated hereby shall take place in the offices of Apollo Resources International, Inc. located at First City Tower, 3001 Knox Street, Suite 403, Dallas, Texas 75205 at 10:00 a.m.

local time on August 1, 2007 (“Closing Date”). The term Closing Date shall include such other date and time (i) as Buyer and Seller may mutually agree upon or (ii) to which the Closing may be postponed pursuant to Sections 6(c)(ii) or 8(a) above. At the Closing:
     (i) Delivery of Conveyance. Seller shall execute, acknowledge and deliver to Buyer a conveyance of the Properties on the form attached hereto as Schedule III (“Conveyance”) and effective as of 7 o’clock a.m., Central Standard Time on June 1, 2007 (herein called the “Effective Date”).
     (ii) Federal and State Conveyance Forms. Seller shall execute (and, where required, acknowledge) and deliver to Buyer forms of conveyance or assignment as required by the applicable authorities for transfers of interests in state or federal leases included in the Properties.
     (iii) Letters in Lieu. Seller shall execute and deliver to Buyer letters in lieu of transfer orders (or similar documentation), in form acceptable to both parties.
     (iv) Affiliate Contracts. Seller will terminate any contracts that Seller has with its Affiliates.
     (v) Turn Over Possession. Seller shall, to the extent Seller can do so, turn over possession of the Properties immediately upon the Closing.
     (vi) Payment to Seller. Buyer shall deliver to the Seller, by wire transfer of immediately available funds to a single account designated by Seller in a bank located in the United States, an amount equal to ninety percent (90%) of the Purchase Price. The remaining ten percent (10%) of the Purchase Price shall be delivered by Buyer, by wire transfer of immediately available funds, to that certain escrow account (“Escrow Account”) established by and between Seller, Buyer and                                                                                                                           as Escrow Agent pursuant to the post-closing escrow agreement executed at Closing by Seller, Buyer and such Escrow Agent (“Post-Closing Escrow Agreement”). The Post-Closing Escrow Agreement shall provide that some or all of the amounts in the Escrow Account may, at or before termination of the Escrow Account, according to the terms of the Post-Closing Escrow Agreement, be disbursed to Buyer as further outlined in the Post-Closing Escrow Agreement., The Post-Closing Escrow Agreement shall be executed at the Closing by the parties in the form attached hereto as Exhibit C. The Escrow Account will be distributed to Buyer and/or Seller, as appropriate, in accordance with the terms of the Escrow Agreement.
     (vii) Non Foreign Status Affidavit. Seller will execute and deliver to Buyer an affidavit or other certification (as permitted by such code) that such party is not a “foreign person” within the meaning of Section 1445 (or similar provisions) of the Internal Revenue Code of 1986 as amended (i.e., such party is not a non resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in such code and regulations promulgated thereunder).

     (viii) Seller’s Loan Documents. Seller shall obtain releases of all mortgages and liens affecting the Properties arising out of Seller’s Loan Documents.
     (ix) Opinion of Seller’s Counsel. Seller shall provide an opinion of its legal counsel, satisfactory to Buyer in its reasonable discretion, that (i) the affirmative vote of the holders of a majority of the outstanding shares of Seller’s common stock entitled to vote hereon is the only vote of any class of capital stock of the Company required by Nevada law or the certificate of incorporation or the bylaws of the Seller to authorize the execution and performance by Seller of this Agreement; and (ii) Seller has full corporate authority under Nevada law to consummate the transactions contemplated in this Agreement.
     (b) Post-Closing Actions.
          (i) Transfer of Files. Seller will deliver to Buyer, within five (5) business days after Closing, all of Seller’s files, records and data pertaining to the ownership and/or operation of the Properties (including, without limitation, title records, lease files, division order files, surveys and maps, contracts and contract files, production marketing records, correspondence files, geological, geophysical and seismic records, data and information, well files and production records, production and severance tax records, ad valorem tax records, production accounting records, environmental records and regulatory and regulatory compliance records), other than those which Seller cannot provide to Buyer without breaching confidentiality agreements with third parties (provided that Seller will reasonably cooperate with Buyer to obtain a release of such restriction or otherwise obtain access). Seller may, at its election, and at its expense, make and retain copies of any or all such files.
          (ii) Certain Disbursements. With respect to each Oil and Gas Property with respect to which Seller is disbursing proceeds of production attributable to other parties entitled thereto, (i) Seller shall be responsible for making disbursements, in accordance with its past practices of such proceeds of production so collected up to and before Closing to the parties entitled to same, with any proceeds of production after Closing collected by Seller to be promptly forwarded to Buyer and (ii) Seller shall, at Closing, deliver to Buyer (A) a copy of its “pay list” including decimal ownership and addresses for each party for each such Property and (B) a list of all parties for whom it is holding in suspense proceeds of production and (C) an amount equal to such proceeds so held in suspense. Seller agrees to turn over all such suspense amounts to Buyer at Closing.
     11. Certain Accounting Adjustments.
          (a) Adjustments for Revenues and Expenses. Adjustments shall be made between Buyer and Seller so that (i) Buyer will bear all expenses which are incurred in the operation of the Properties from and after the Effective Date, including, without limitation, all drilling costs, all capital expenditures, and all overhead charges due third party operators under applicable operating agreements and Buyer will receive all proceeds (net of applicable production, severance, and similar taxes) from sales of oil, gas and/or other minerals which are produced from (or attributable to) the Properties from and after the Effective Date, and (ii) Seller will bear all expenses which are incurred in the operation of the Properties before the Effective Date (provided, however, that Seller shall not be liable for the Agreed Payables), and Seller will receive all proceeds (net of applicable production, severance, and similar taxes) from the sale of oil, gas and/or other minerals which were produced from (or attributable to) the Properties and which were produced before the Effective Date. It is agreed that in making such adjustments, (A) ad valorem and similar taxes assessed for periods prior to the Effective Date shall be borne by Seller and ad valorem taxes assessed for periods on or after the Effective Date shall be borne by Buyer, (B) ad valorem and similar taxes assessed with respect to a period which the Effective Date splits shall be prorated based on the number of days in such period which fall on each side of the Effective Date (with the day on which the Effective Date falls being counted in the period after the Effective Date), (C) for the period between the Effective Date and Closing, Buyer shall bear only those expenses which are chargeable under the applicable operating agreement as direct costs or as third party operator overhead charges (or, in the absence of such an agreement, under the AAPL 610 Form (1989) Operating Agreement, with the COPAS (1984) Accounting Procedure (with the election “shall” in Article III having been elected and with no overhead fee being provided for) attached), (D) Buyer shall not bear any expenses which result from the operation of the Properties in a manner which is not in accordance with Seller’s covenants contained herein, and (E) no consideration shall be given to the local, state or federal income tax liabilities of any party.
          (b) Initial Adjustment at Closing. At least five (5) days before the Closing Date, Seller shall provide to Buyer a statement (the “Closing Statement”) showing its computations of the amount of the adjustments to the Base Purchase Price provided for in subsection (a) above based on information in Seller’s possession at that time (which shall consist of actual receipts and disbursements to the extent available and estimates of remaining amounts, it being understood that such adjustments are to consider the full period up to Closing and it will be necessary to use estimates for some periods and/or amounts), and for any Asserted Defects or asserted Title Benefits as contemplated by Section 6. If the amount of adjustments so determined which would result in a credit to Buyer exceed the amount of adjustments so determined which would result in a credit to Seller, Buyer shall receive a credit at Closing for the net amount of such excess, and if the converse is true, then the amount to be paid by Buyer to Seller at Closing shall be increased by the net amount of such excess. Buyer and Seller shall attempt to agree in good faith upon such adjustments prior to Closing, provided that, if agreement is not reached, the average of the net adjustment resulting from Buyer’s computation and the net adjustment resulting from Seller’s computation shall be used at Closing (subject to further adjustment under subsection (c) and (d) below.
          (c) Adjustment Post Closing
          (i) Revised Closing Statement. On or before the ninetieth (90) day following the Closing, Seller shall deliver to Buyer, in writing, a revised Closing Statement setting forth actual adjustments to Base Purchase Price. Each party shall provide the other such data and information as may be reasonably requested to permit Seller to prepare such revised Closing Statement or to permit Buyer to perform or cause to be performed an audit of such revised Closing Statement. The revised Closing Statement shall become final and binding upon the parties on the thirtieth (30th) day following receipt thereof by Buyer (the “Final Settlement

Date”) unless Buyer gives written notice of its disagreement (a “Notice of Disagreement”) to Seller prior to such date. Any Notice of Disagreement shall specify in reasonable detail the dollar amount and the nature and basis of any disagreement so asserted. If a Notice of Disagreement is received by Seller in a timely manner, then the Parties shall resolve the dispute evidenced by the Notice of Disagreement by mutual agreement, or otherwise in accordance with Section 11(e) below.
          (ii) Final Statement. If the amount of the Purchase Price as set forth on the Final Statement (below defined) exceeds the amount of the estimated Purchase Price paid at the Closing, then Buyer shall pay to Seller the amount by which the Purchase Price as set forth on the Final Statement exceeds the amount of the estimated Purchase Price paid at the Closing within five (5) business days after the Final Settlement Date. If the amount of the Purchase Price as set forth on the Final Statement is less than the amount of the estimated Purchase Price paid at the Closing, then Seller shall pay to Buyer the amount by which the Purchase Price as set forth on the Final Statement is less than the amount of the estimated Purchase Price paid at the Closing within five (5) business days after the Final Settlement Date. The term “Final Statement” shall mean (i) if the revised Closing Statement becomes final pursuant to Section 11(c)(i), such revised Closing Statement, or (ii) upon resolution of any dispute regarding a Notice of Disagreement, the revised Closing Statement reflecting such resolutions, which the Parties shall issue, or cause the Accounting Arbitrator (below defined) to issue, as applicable, following such resolution.
          (d) Additional Adjustments. Should any additional items which would be the subject of adjustments provided for in subsection (a) above come to the attention of Buyer or Seller after such adjustments under subsection (c) above are concluded, such adjustments shall be made by appropriate payments from Buyer to Seller or from Seller to Buyer.
          (e) Accounting Arbitrator. If Seller and Buyer are unable to resolve the matters addressed in the Notice of Disagreement, each of Buyer and Seller shall within fourteen (14) business days after the delivery of such Dispute Notice, summarize its position with regard to such dispute in a written document of twenty-five pages or less and submit such summaries to the office of Al E. McClellan & Company, LLC, 10807 St. Mary’s Lane, Suite 200, Houston, Texas 77079, or such other party as the parties may mutually select (the “Accounting Arbitrator”), together with the Notice of Disagreement, the revised Closing Statement and any other documentation such party may desire to submit. Within twenty (20) business days after receiving the parties’ respective submissions, the Accounting Arbitrator shall render a decision choosing either Seller’ position or Buyer’s position with respect to each matter addressed in any Notice of Disagreement based on the materials described above and based upon the books and records of Seller with respect to the Properties. Any decision rendered by the Accounting Arbitrator pursuant hereto shall be final, conclusive and binding on Seller and Buyer and will be enforceable against any of the parties in any court of competent jurisdiction.
     12. Assumption and Indemnification.
          (a) Indemnity by Buyer. Subject to Seller’s indemnity set forth in Section 12(b) below, effective upon Closing, Buyer (i) assumes, and agrees to timely pay and perform, all duties, obligations and liabilities relating to the ownership and operation of the Properties, accruing on and after the Effective Date (the “Assumed Obligations”) and (ii) releases, defends, indemnifies and holds Seller and its Affiliates, and the respective shareholders, directors, officers, employees, attorneys and agents of and such parties (collectively, the “Seller Group”) harmless from and against any and all claims, actions, causes of action, liabilities, damages, losses, costs or expenses (including, without limitation, court costs and reasonable attorneys’ fees) of any kind or character (collectively, “Losses”) arising out of or otherwise relating to (A) the Assumed Obligations or (B) the breach of any representation or covenant of Buyer contained herein.
          (b) Indemnity by Seller. Effective upon Closing, Seller defends, indemnifies and holds Buyer and its Affiliates, and the respective shareholders, directors, officers, employees, attorneys and agents of such parties (collectively, the “Buyer Group”) harmless from and against any and all Losses, arising out of or otherwise relating to (i) the breach of any representation or covenant of Seller contained herein or (ii) any Loss attributable to any personal injury occurring in connection with Seller’s ownership or operation of the Properties prior to the Closing.
          (c) Limitations on Seller’s Indemnity. Notwithstanding anything herein to the contrary, Seller shall have no obligation or liability under Section 12(b) or otherwise in connection with the transactions contemplated by this Agreement, with respect to any Losses suffered by the Buyer Group, in the aggregate, in excess of the Base Purchase Price. Further, notwithstanding anything herein to the contrary, Seller shall have no obligation or liability under Section 12(b). Buyer shall have no rights to any of the amounts in the Escrow Account in connection with a claim under Section 12(b) unless and until the aggregate amount of the Losses suffered by the Buyer Group , when combined with the value of Defects identified by Buyer but not asserted prior to Closing plus the value of Post-Closing Asserted Defects is more than the Threshold Amount; provided, however, that once such amount exceeds the Threshold Amount, then Seller shall be obligated to indemnify the Buyer Group for all such Losses in accordance with the terms of this Agreement. If Closing occurs, the express indemnities set forth in Section 12 and elsewhere in this Agreement and the parties’ rights under the Post-Closing Escrow Agreement shall be the exclusive remedies for the parties for the breach of any representation, warranty or covenant set forth in this Agreement.
          (d) Express Negligence. Without limiting or enlarging the scope of the indemnification and release provisions set forth in this Agreement, to the fullest extent permitted by Law, such provisions shall be applicable regardless of whether the liabilities, Losses, costs, expenses and damages in question arises out of or results from the sole, active, passive, concurrent or comparative negligence, strict liability or other fault of or by any indemnitee or released Person.
     13. No Commissions Owed. Seller agrees to defend, indemnify and hold harmless the Buyer Group from and against any and all Losses arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Seller with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Buyer agrees to indemnify and hold harmless the Seller Group from and against any and all Losses arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Buyer with any broker or finder in connection with this Agreement or the transaction contemplated hereby.
     14. Casualty Loss.
          (a) Oil and Gas Properties. In the event of damage by fire or other casualty to the Properties prior to the Closing, this Agreement shall remain in full force and effect, and in such event (unless Seller elects to repair such damage, which Seller shall have no obligation to do, in which case all rights to insurance proceeds, and claims against third parties, related thereto shall belong to Seller) as to each such Property so damaged which is an Oil and Gas Property, at Seller’s election, either (i) such Property shall be treated as if it had an Asserted Defect associated with it and the procedure provided for in Section 7 shall be applicable thereto (in which case, unless Buyer and Seller agree to the contrary, all rights to insurance proceeds, and claims against third parties, related thereto shall belong to Seller), or (ii) the Base Purchase Price will not be adjusted, and Seller shall assign to Buyer all claims against third parties with respect to such damage, and also shall use its reasonable effort, either to collect (and when collected pay over to Buyer) any insurance claims related to such damage, or assign to Buyer such insurance claims, and, in either event, Buyer shall take title to the Property affected by such loss without reduction of the Base Purchase Price as a result thereof
          (b) Other Properties. As to each such Property so damaged which is other than an Oil and Gas Property, Seller shall, at Buyer’s election, either collect (and when collected pay over to Buyer) any insurance claims related to such damage, or assign to Buyer any insurance claims related to such damage, and Buyer shall take title to the Property affected by such loss without reduction of the Base Purchase Price as a result thereof. In either event Seller shall assign to Buyer all claims against third parties with respect to such damage.
     15. Notices. All notices and other communications required under this Agreement shall (unless otherwise specifically provided herein) be in writing and be delivered personally, by recognized commercial courier or delivery service which provides a receipt, by facsimile, or by registered or certified mail (postage prepaid), at the following addresses (or in the case of telecopy, facsimile number):

If to the Buyer:	Imperial Petroleum, Inc.
329 Main Street, Suite 801
Evansville, IN 47708
Attn: Jeffrey T. Wilson
President
Fax No.: (812) 867-1678

With a copy to:
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2300
Houston, Texas 77002
Attn: Robin S. Fredrickson
Fax No.: (713) 615-5850

If to Seller:	Apollo Resources International, Inc.
3001 Knox Street, Suite 403
Dallas, TX 75205
Attn: Dennis G. McLaughlin
President
Fax No.: (214) 389-9805

With a copy to:
and shall be considered delivered on the date of receipt if during business hours, or, if not during business hours, on the next business day during business hours. Either the Buyer or Seller may specify as its proper address any other post office address within the continental limits of the United States by giving notice to the other parties, in the manner provided in this Section, at least two (2) days prior to the effective date of such change of address.
     16. Survival of Provisions, Certain Limitation on Liabilities. All representations, warranties and covenants contained made herein shall survive the Closing; provided that (a) such representations and warranties as to title matters shall survive the Closing and the delivery of the Conveyance for only a period of thirty (30) days following Closing, (b) all other representations and warranties and the covenants of the parties to be fully performed prior to Closing shall survive the Closing and delivery of the Conveyance for a period of only one (1) year following Closing, (c) Seller’s indemnities in Section 12(b) shall survive the Closing and delivery of the Conveyance for a period of only one (1) year following the Closing, and (d) the provisions of Sections 10 (to the extent the same are, by mutual agreement, not performed at Closing), 11 and 13 shall survive the Closing and the delivery of the Conveyance for a period of one (1) year following Closing. All other provisions of this Agreement shall survive the Closing and delivery of the Conveyance without time limitation. It is provided, however, that nothing in this Section 16 or this Agreement shall be construed as being inconsistent with or limiting the effect of the Conveyance attached as Schedule III which provides for a special warranty of title by Seller.
     17. Miscellaneous Matters.
          (a) Further Assurances. After the Closing, Seller agrees that it shall execute and deliver, and shall otherwise cause to be executed and delivered, from time to time, such further instruments, notices, division orders, transfer orders and other documents, and do such other and further acts and things, as may be reasonably necessary to more fully and effectively grant, convey and assign the Properties to Buyer and to otherwise carry out the transaction contemplated hereby.

          (b) Parties Bear Own Expenses, No Special Damages. Each party shall bear and pay all expenses (including, without limitation, legal fees) incurred by it in connection with the transaction contemplated by this Agreement. NOTWITHSTANDING ANYTHING HEREIN WHICH MAY APPEAR TO THE CONTRARY, NEITHER PARTY SHALL HAVE ANY OBLIGATIONS WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY FOR ANY SPECIAL, CONSEQUENTIAL, LOSS OF PROFITS OR PUNITIVE DAMAGES.
          (c) No Sales Taxes. If this transaction is deemed to be subject to sales, transfer or similar tax, for any reason, Buyer agrees to be solely responsible, and shall (as a part of its indemnification obligations under Section 12 hereof) indemnify and hold the Seller Group harmless, for any and all sales, transfer or other similar taxes (including related penalty, interest or legal costs) due by virtue of this transaction on the Properties transferred pursuant hereto and the Seller shall remit such taxes at that time. Seller and Buyer agree to cooperate with each other in demonstrating that the requirements for exemptions from such taxes have been met.
          (d) Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions among the parties with respect to such subject matter.
          (e) Amendments, Waivers. This Agreement may be amended, modified, supplemented, restated or discharged (and provisions hereof may be waived) only by an instrument in writing signed by the party against whom enforcement of the amendment, modification, supplement, restatement or discharge (or waiver) is sought.
          (f) Choice of Law. Without regard to principles of conflicts of law, this Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas applicable to contracts made and to be performed entirely within such state and the laws of the United States of America.
          (g) Headings, Time of Essence, etc. The descriptive headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. Within this Agreement, words of any gender shall be held and construed to cover any other gender, and words in the singular shall be held and construed to cover the plural, unless the context otherwise requires. Time is of the essence in this Agreement.
          (h) Assignment; Successors and Assigns. Neither Buyer nor Seller shall assign this Agreement or any part hereof without the prior written consent of the other. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
          (i) Counterpart Execution. This Agreement may be executed in counterparts, all of which are identical and all of which constitute one and the same instrument. It shall not be necessary for Buyer and Seller to sign the same counterpart. It is recognized that the parties may execute separate copies of the signature pages hereto and that all of such copies may be assembled into one or more counterparts hereof containing signature pages with signatures of Buyer and Seller.
          (j) No Press Releases. Prior to Closing neither party shall make any public announcement with respect to the transaction contemplated hereby without the consent of the other party, except as may be required under applicable law (including applicable securities laws) in which case the other parties to this Agreement shall be advised and the parties shall use their reasonable best efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement (including communications or disclosures to lenders or rating agencies or in connection with the receipt of any consents or contractual notices) or to comply with applicable accounting, tax and disclosure obligations of any governmental entity.
          (k) Disclaimer. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NONE OF SELLER OR ANY AFFILIATE OF SELLER MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY, IMPLIED OR OTHERWISE WITH RESPECT TO THE PROPERTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER, FOR ITSELF AND ITS AFFILIATES, HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES ASSOCIATED WITH THE PROPERTIES, EXPRESS, STATUTORY, IMPLIED OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY REGARDING: (I) TITLE, (II) ANY COSTS, EXPENSES, REVENUES, RECEIPTS, ACCOUNTS RECEIVABLE, OR ACCOUNTS PAYABLE, (III) ANY CONTRACTUAL, ECONOMIC OR FINANCIAL INFORMATION AND DATA ASSOCIATED WITH THE PROPERTIES, (IV) THE CONTINUED FINANCIAL VIABILITY OR PRODUCTIVITY OF THE PROPERTIES OR TRANSPORTABILITY OF PRODUCT, (V) THE ENVIRONMENTAL OR PHYSICAL CONDITION OF THE PROPERTIES, (VI) ANY FEDERAL, STATE, LOCAL OR TRIBAL INCOME OR OTHER TAX CONSEQUENCES ASSOCIATED WITH THE PROPERTIES, (VII) THE ABSENCE OF PATENT OR LATENT DEFECTS, (VIII) THE STATE OF REPAIR OF THE PROPERTIES, (IX) MERCHANTABILITY OR CONFORMITY TO MODELS, (X) FITNESS FOR A PARTICULAR PURPOSE AND (XI) PRODUCTION RATES, RECOMPILATION OPPORTUNITIES, DECLINE RATES OR THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE PROPERTIES. SELLER, FOR ITSELF AND ITS AFFILIATES, EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT ASSOCIATED WITH THE QUALITY, ACCURACY, COMPLETENESS OR MATERIALITY OF THE INFORMATION, DATA AND MATERIALS FURNISHED (WHETHER ELECTRONICALLY, ORALLY, BY VIDEO, IN WRITING OR ANY OTHER MEDIUM, BY COMPACT DISK, IN ANY DATA ROOM, OR OTHERWISE) AT ANY TIME TO BUYER GROUP ASSOCIATED WITH TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING, INFORMATION, DATA OR MATERIALS REGARDING: (A) TITLE TO THE PROPERTIES, (B) COSTS, EXPENSES, REVENUES, RECEIPTS, ACCOUNTS RECEIVABLE OR ACCOUNTS PAYABLE ASSOCIATED WITH

THE PROPERTIES, (C) CONTRACTUAL, ECONOMIC OR FINANCIAL INFORMATION ASSOCIATED WITH THE PROPERTIES, (D) THE CONTINUED FINANCIAL VIABILITY OR PRODUCTIVITY OF THE PROPERTIES, OR TRANSPORTABILITY OF PRODUCT, (E) THE ENVIRONMENTAL OR PHYSICAL CONDITION OF THE PROPERTIES, (F) FEDERAL, STATE, LOCAL OR TRIBAL INCOME OR OTHER TAX CONSEQUENCES ASSOCIATED WITH THE PROPERTIES, (G) THE ABSENCE OF PATENT OR LATENT DEFECTS, (H) THE STATE OF REPAIR OF THE PROPERTIES, (I) ANY WARRANTY REGARDING MERCHANTABILITY OR CONFORMITY TO MODELS, (J) ANY RIGHTS OF ANY MEMBER OF BUYER GROUP UNDER APPROPRIATE LAWS TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, (K) ANY WARRANTY OF FREEDOM FROM PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT, (L) WARRANTIES EXISTING UNDER APPLICABLE LAW NOW OR HEREAFTER IN EFFECT, (M) ANY WARRANTY REGARDING FITNESS FOR A PARTICULAR PURPOSE, AND (N) PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GAS BALANCING INFORMATION OR THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE PROPERTIES.
          (l) Arbitration. Except as provided in Section 11(e), any controversy, dispute, or claim arising out of, in connection with, or in relation to, the interpretation, performance or breach of this Agreement, including, without limitation, the validity, scope, and enforceability of this Section 17(l), will be solely and finally settled by binding arbitration, without right of appeal. Arbitration will be conducted before a single arbitrator in Houston, Texas by and in accordance with the then existing rules for commercial arbitration of the American Arbitration Association, or any successor organization and in accordance with the Federal Arbitration Act, 9 U.S.C. § 1 et. seq. Judgment upon any award rendered by the arbitrator may be entered by the state or federal Court having jurisdiction thereof. Any of the parties may demand arbitration by written notice to the other and to the American Arbitration Association (“Demand for Arbitration”). Any Demand for Arbitration pursuant to this Section 17(l) shall be made within one hundred eighty (180) days from the date that the dispute upon which the demand is based arose or the other parties shall have the option to have such dispute adjudicated in a federal court of competent jurisdiction in Texas. The parties intend that this agreement to arbitrate be valid, enforceable and irrevocable.
          (m) Board of Directors Approval Approval of the Board of Directors of Apollo Resources International, Inc. will be diligently pursued and be given this Purchase and Sale Agreement within seven (7) working days from the date this document is signed. Unless the Board of Directors, by majority vote, ratifies this agreement, it shall become null and void.

     IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date set forth above.

SELLER:

APOLLO RESOURCES INTERNATIONAL, INC.

By:

Name:

Title:

SELLER:

MOUNTAIN STATES PETROLEUM COMPANY

By:

Name:

Title:

SELLER:

BC&D OIL AND GAS CORPORATION

By:

Name:

Title:

BUYER:

IMPERIAL PETROLEUM, INC.

By:

Name:

Title:

SCHEDULE I
County/State, Wells, Units or Leases ; WI; NRI; Allocated Amounts

	Well, Unit or	Working	Net Revenue	Allocated
County/State	Leases	Interest	Interest	Amounts

See attached Schedule I

Schedule I-1

SCHEDULE II
Disclosure Schedule
None

Schedule II-1

SCHEDULE III
Conveyance Form
                                                                 ., a                                           corporation (herein called “Grantor”), for Ten Dollars and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER, and DELIVER unto [each of the following in separate conveyances of the properties to be conveyed to each: IMPERIAL PETROLEUM, INC., a Nevada corporation, whose address is 329 Main Street, Suite 801, Evansville, IN 47708 (herein called “Grantee”, the following described properties, rights and interests:
          (a) all right, title and interest of Grantor in and to the oil and gas leases and other, interests, if any, described on Exhibit A hereto (and any ratifications, amendments and extensions thereof, whether or not the same are described on Exhibit A);
          (b) Without limitation of the foregoing, all other right, title and interest (of whatever kind or character, whether legal or equitable, and whether vested or contingent) of Grantor in and to the leases and other interests, if any, described on Exhibit A hereto and in and to all lands described on Exhibit A or described or covered by such leases or other interests (including, without limitation, interests in oil, gas and/or mineral leases, overriding royalties, production payments, net profits interests, fee mineral interests, fee royalty interests and other interests insofar as they cover such lands), even though Grantor’s interest therein may be incorrectly described in, or omitted from, such Exhibit A; and
          (c) all rights, titles and interests of Grantor in and to, or otherwise derived from, all presently existing and valid oil, gas and/or mineral unitization, pooling, and/or communitization agreements, declarations, designations and/or orders (including, without limitation, those described on Exhibit A hereto) and in and to the properties covered and the units created thereby (including, without limitation, all units formed under orders, rules, regulations, or other official acts of any federal, state, or other authority having jurisdiction, and voluntary unitization agreements, designations and/or declarations) relating to the properties described in subsections (a) and (b) above;
          (d) to the extent assignable, all rights, titles and interests of Grantor in and to all presently existing and valid production sales contracts, operating agreements, and other agreements and contracts which relate to any of the properties described in subsections (a), (b) and (c) above (the “Contracts”); and
          (e) all rights, titles and interests of Grantor in and to all materials, supplies, machinery, equipment, improvements and other personal property and fixtures (including, but not by way of limitation, all wells, wellhead equipment, pumping units, flowlines, tanks, buildings, saltwater disposal facilities, injection facilities, compression facilities, gathering systems, and other equipment) used in connection with the exploration, development, operation or maintenance of the properties described in subsections (a), (b) and (c) above, and, to the extent assignable, in and to all permits and licenses (including, without limitation, all environmental and other governmental permits, licenses and authorizations), rights of way,

Schedule III-1

easements, and other rights of surface use, water rights and other rights and interests used in connection with the exploration, development, operation or maintenance of the properties described in subsections (a), (b) and (c) above.
     The properties, rights and interests described in subsections (a) through (e) above are herein sometimes called the “Properties.”
     It is provided however, that Properties does not include: (a) all of Grantor’s corporate minute books, financial records, and other business records that relate to Grantor’s business generally (including the ownership and operation of the Properties); (b) all trade credits, all accounts, receivables and all other proceeds, income or revenues attributable to the Properties with respect to any period of time prior to the Effective Date (below defined); (c) all claims and causes of action of Grantor arising under or with respect to any Contracts that are attributable to periods of time prior to the Effective Date (including claims for adjustments or refunds); (d) all rights and interests of Grantor (i) under any policy or agreement of insurance or indemnity, (ii) under any bond or (iii) to any insurance proceeds, arising, in each case, from acts, omissions or events, or damage to or destruction of property (except as provided in Purchase Agreement described below); (e) all hydrocarbons produced and sold from the Properties with respect to all periods prior to the Effective Date; (f) all claims of Grantor for refunds of or loss carry forwards with respect to (i) production or any other taxes attributable to any period prior to the Effective Date, (ii) income or franchise taxes or (iii) any taxes attributable to any period prior to the Effective Date; (g) all office leases, office furniture, personal computers and associated peripherals and all radio and telephone equipment not on the Properties; (h) all of Grantor’s proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property; (i) all documents and instruments of Grantor that may be protected by an attorney-client privilege; (j) all data that cannot be disclosed to Buyer as a result of confidentiality arrangements under agreements with third parties; (k) all geophysical, and other seismic and related technical data and information relating to the Properties to the extent not assignable without payment of fee or penalty; (l) documents prepared or received by Grantor with respect to (i) lists of prospective purchasers for the Properties compiled by Grantor, (ii) bids submitted by other prospective purchasers of the Properties, (iii) analyses by Grantor of any bids submitted by any prospective purchaser, (iv) correspondence between or among Grantor, its respective representatives, and any prospective purchaser other than Grantee and (v) correspondence between Grantor or any of its respective representatives with respect to any of the bids, the prospective purchasers, or the transactions contemplated in this Agreement; (m) all vehicles of Grantor or its Affiliates (below defined), and (n) the pulling equipment and workover rig described on Exhibit B.
     TO HAVE AND TO HOLD the Properties unto Grantee, its successors and assigns, forever.
     GRANTOR AGREES TO WARRANT AND FOREVER DEFEND TITLE TO THE PROPERTIES UNTO GRANTEE, ITS SUCCESSORS AND ASSIGNS, AGAINST THE CLAIMS AND DEMANDS OF ALL PERSONS CLAIMING, OR TO CLAIM THE SAME, OR ANY PART THEREOF BY, THROUGH OR UNDER GRANTOR, BUT NOT OTHERWISE.

Schedule III-2

     This Conveyance is delivered by Grantor pursuant and subject to that certain Purchase and Sale Agreement dated                      between Grantor,                                         and Grantee (the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Purchase Agreement.
     GRANTEE ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT AND THIS CONVEYANCE, NONE OF GRANTOR OR ANY AFFILIATE OF GRANTOR MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY, IMPLIED OR OTHERWISE WITH RESPECT TO THE PROPERTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, GRANTOR, FOR ITSELF AND ITS AFFILIATES, HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES ASSOCIATED WITH THE PROPERTIES, EXPRESS, STATUTORY, IMPLIED OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY REGARDING: (I) TITLE, (II) ANY COSTS, EXPENSES, REVENUES, RECEIPTS, ACCOUNTS RECEIVABLE, OR ACCOUNTS PAYABLE, (III) ANY CONTRACTUAL, ECONOMIC OR FINANCIAL INFORMATION AND DATA ASSOCIATED WITH THE PROPERTIES, (IV) THE CONTINUED FINANCIAL VIABILITY OR PRODUCTIVITY OF THE PROPERTIES OR TRANSPORTABILITY OF PRODUCT, (V) THE ENVIRONMENTAL OR PHYSICAL CONDITION OF THE PROPERTIES, (VI) ANY FEDERAL, STATE, LOCAL OR TRIBAL INCOME OR OTHER TAX CONSEQUENCES ASSOCIATED WITH THE PROPERTIES, (VII) THE ABSENCE OF PATENT OR LATENT DEFECTS, (VIII) THE STATE OF REPAIR OF THE PROPERTIES, (IX) MERCHANTABILITY OR CONFORMITY TO MODELS, (X) FITNESS FOR A PARTICULAR PURPOSE AND (XI) PRODUCTION RATES, RECOMPILATION OPPORTUNITIES, DECLINE RATES OR THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE PROPERTIES. GRANTOR, FOR ITSELF AND ITS AFFILIATES, EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT ASSOCIATED WITH THE QUALITY, ACCURACY, COMPLETENESS OR MATERIALITY OF THE INFORMATION, DATA AND MATERIALS FURNISHED (WHETHER ELECTRONICALLY, ORALLY, BY VIDEO, IN WRITING OR ANY OTHER MEDIUM, BY COMPACT DISK, IN ANY DATA ROOM, OR OTHERWISE) AT ANY TIME TO GRANTEE GROUP ASSOCIATED WITH TRANSACTIONS CONTEMPLATED BY THE PURCHASE AGREEMENT, INCLUDING, INFORMATION, DATA OR MATERIALS REGARDING: (A) TITLE TO THE PROPERTIES, (B) COSTS, EXPENSES, REVENUES, RECEIPTS, ACCOUNTS RECEIVABLE OR ACCOUNTS PAYABLE ASSOCIATED WITH THE PROPERTIES, (C) CONTRACTUAL, ECONOMIC OR FINANCIAL INFORMATION ASSOCIATED WITH THE PROPERTIES, (D) THE CONTINUED FINANCIAL VIABILITY OR PRODUCTIVITY OF THE PROPERTIES, OR TRANSPORTABILITY OF PRODUCT, (E) THE ENVIRONMENTAL OR PHYSICAL CONDITION OF THE PROPERTIES, (F) FEDERAL, STATE, LOCAL OR TRIBAL INCOME OR OTHER TAX CONSEQUENCES ASSOCIATED WITH THE PROPERTIES, (G) THE ABSENCE OF PATENT OR LATENT DEFECTS, (H) THE STATE OF REPAIR OF THE PROPERTIES, (I) ANY WARRANTY REGARDING MERCHANTABILITY OR CONFORMITY TO MODELS, (J) ANY RIGHTS OF ANY MEMBER OF GRANTEE GROUP UNDER APPROPRIATE LAWS TO CLAIM

Schedule III-3

DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, (K) ANY WARRANTY OF FREEDOM FROM PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT, (L) WARRANTIES EXISTING UNDER APPLICABLE LAW NOW OR HEREAFTER IN EFFECT, (M) ANY WARRANTY REGARDING FITNESS FOR A PARTICULAR PURPOSE, AND (N) PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GAS BALANCING INFORMATION OR THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE PROPERTIES.
     Grantor agrees to execute and deliver to Grantee, from time to time, such other and additional instruments, notices, division orders, transfer orders and other documents, and to do all such other and further acts and things as may be necessary to more fully and effectively grant, convey and assign to Grantee the Properties.
     This Conveyance is being executed in several counterparts all of which are identical except that, to facilitate recordation, where a counterpart hereof is being recorded there may be omitted from Exhibit A and Exhibit B to such counterpart portions of Exhibit A and Exhibit B which describe or refer to properties located in jurisdictions other than the jurisdiction in which such counterpart is being recorded. Complete copies hereof including the entire Exhibit A and Exhibit B have been retained by Grantor and Grantee. All of such counterparts together shall constitute one and the same instrument.
     IN WITNESS WHEREOF this Conveyance has been executed on                     ,                     , effective as to runs of oil and deliveries of gas, and for all other purposes, as of 7:00 a.m. Central Standard Time, on June 1, 2007 (the “Effective Date”).
(SELLER).

By:
Name:
Title:

Schedule III-4

STATE OF
COUNTY OF
     The foregoing instrument was acknowledged before me this                      day of                                          , 2007, by                                          the                                          of a                                         , a                                          corporation, on behalf of such corporation.
Notary Public in and for the State of Texas
[FORM TO BE ADJUSTED, AS APPROPRIATE,
TO MEET LOCAL FILING/RECORDATION REQUIREMENTS.]

Schedule III-5

Exhibit A
Property Descriptions
Exhibit A: To Purchase And Sale Agreement
Dated June 19, 2007
between Imperial Petroleum, Inc., as Buyer, and
Apollo Resources International, Inc., Mountain States Petroleum Company and BC&D oil and Gas Corporation, as Sellers

				Wells, Units, WI and NRI
State	County	API #	Lease	Field	Operator	WI	NRI
AZ	APACHE	02-001-20001	01 NAVAJO (377)	DINEH-BI-KEYAH (HERMOSA)	MOUNTAIN STATES	1.00000000	0.80833300
AZ	APACHE	02-001-20012	01 NAVAJO-138 (388)	DINEH-BI-KEYAH (HERMOSA)	MOUNTAIN STATES	1.00000000	0.80833300
AZ	APACHE	02-001-20092	01 NAVAJO-C (484)	DINEH-BI-KEYAH (HERMOSA)	MOUNTAIN STATES	1.00000000	0.80833300
AZ	APACHE	02-001-20068	01X NAVAJO-B (445)	DINEH-BI-KEYAH (HERMOSA)	MOUNTAIN STATES	1.00000000	0.80833300
AZ	APACHE	02-001-20055	02 NAVAJO-88 (431)	DINEH-BI-KEYAH (HERMOSA)	MOUNTAIN STATES	1.00000000	0.80833300
AZ	APACHE	02-001-20010	02 NAVAJO-B (385)	DINEH-BI-KEYAH (HERMOSA)	MOUNTAIN STATES	1.00000000	0.80833300
AZ	APACHE	02-001-20253	03 NAVAJO-138 (723)	DINEH-BI-KEYAH (HERMOSA)	MOUNTAIN STATES	1.00000000	0.80833300
AZ	APACHE	02-001-20066	03 NAVAJO-88 (443)	DINEH-BI-KEYAH (HERMOSA)	MOUNTAIN STATES	1.00000000	0.80833300
AZ	APACHE	02-001-20011	03X NAVAJO (386)	DINEH-BI-KEYAH (HERMOSA)	MOUNTAIN STATES	1.00000000	0.80833300
AZ	APACHE	02-001-20009	04 NAVAJO (384)	DINEH-BI-KEYAH (HERMOSA)	MOUNTAIN STATES	1.00000000	0.80833300
AZ	APACHE	02-001-20014	06 NAVAJO (390)	DINEH-BI-KEYAH (HERMOSA)	MOUNTAIN STATES	1.00000000	0.80833300
AZ	APACHE	02-001-20252	06 NAVAJO-88 (722)	DINEH-BI-KEYAH (HERMOSA)	MOUNTAIN STATES	1.00000000	0.80833300
AZ	APACHE	02-001-20020	07 NAVAJO (389)	DINEH-BI-KEYAH (HERMOSA)	MOUNTAIN STATES	1.00000000	0.80833300
AZ	APACHE	02-001-20020	09 NAVAJO (396)	DINEH-BI-KEYAH (HERMOSA)	MOUNTAIN STATES	1.00000000	0.80833300
AZ	APACHE	02-001-20106	11 NVAJO (506)	DINEH-BI-KEYAH (HERMOSA)	MOUNTAIN STATES	1.00000000	0.80833300
AZ	APACHE	02-001-20040	14 NAVAJO (416)	DINEH-BI-KEYAH (HERMOSA)	MOUNTAIN STATES	1.00000000	0.80833300
AZ	APACHE	02-001-20041	15 NAVAJO (417)	DINEH-BI-KEYAH (HERMOSA)	MOUNTAIN STATES	1.00000000	0.80833300
AZ	APACHE	02-001-20043	16 NAVAJO (419)	DINEH-BI-KEYAH (HERMOSA)	MOUNTAIN STATES	1.00000000	0.80833300
AZ	APACHE	02-001-20190	17 NAVAJO (618)	DINEH-BI-KEYAH (HERMOSA)	MOUNTAIN STATES	1.00000000	0.80833300
AZ	APACHE	02-001-20240	19 NAVAJO (691)	DINEH-BI-KEYAH (HERMOSA)	MOUNTAIN STATES	1.00000000	0.80833300
AZ	APACHE	02-001-20245	20 NAVAJO (696)	DINEH-BI-KEYAH (HERMOSA)	MOUNTAIN STATES	1.00000000	0.80833300
AZ	APACHE	02-001-20242	21 NAVAJO (693)	DINEH-BI-KEYAH (HERMOSA)	MOUNTAIN STATES	1.00000000	0.80833300
AZ	APACHE	02-001-20241	22 NAVAJO (692)	DINEH-BI-KEYAH (HERMOSA)	MOUNTAIN STATES	1.00000000	0.80833300
AZ	APACHE	02-001-20244	24 NAVAJO (695)	DINEH-BI-KEYAH (HERMOSA)	MOUNTAIN STATES	1.00000000	0.80833300
AZ	APACHE	02-001-20249	25 NAVAJO (719)	DINEH-BI-KEYAH (HERMOSA)	MOUNTAIN STATES	1.00000000	0.80833300
AZ	APACHE	02-001-20250	26 NAVAJO (720)	DINEH-BI-KEYAH (HERMOSA)	MOUNTAIN STATES	1.00000000	0.80833300
AZ	APACHE	02-001-20251	27 NAVAJO (721)	DINEH-BI-KEYAH (HERMOSA)	MOUNTAIN STATES	1.00000000	0.80833300

UT	SAN JUAN	43-037-159110000	ENGLISH 1	BOUNDARY BUTTE	MOUNTAIN STATES	1.00000000	0.85000000
UT	SAN JUAN	43-037-159150000	ENGLISH 6	BOUNDARY BUTTE	MOUNTAIN STATES	1.00000000	0.85000000
UT	SAN JUAN	43-037-159160000	ENGLISH 7	BOUNDARY BUTTE	MOUNTAIN STATES	1.00000000	0.85000000
UT	SAN JUAN	43-037-159180000	ENGLISH 9	BOUNDARY BUTTE	MOUNTAIN STATES	1.00000000	0.85000000
UT	SAN JUAN	43-037-159190000	ENGLISH 10	BOUNDARY BUTTE	MOUNTAIN STATES	1.00000000	0.85000000
UT	SAN JUAN	43-037-159200000	ENGLISH 11	BOUNDARY BUTTE	MOUNTAIN STATES	1.00000000	0.85000000
UT	SAN JUAN	43-037-200700000	ENGLISH WN 12	BOUNDARY BUTTE	MOUNTAIN STATES	1.00000000	0.85000000
UT	SAN JUAN	43-037-201040000	ENGLISH WN 13	BOUNDARY BUTTE	MOUNTAIN STATES	1.00000000	0.85000000
UT	SAN JUAN	43-037-201050000	ENGLISH WN 14	BOUNDARY BUTTE	MOUNTAIN STATES	1.00000000	0.85000000
UT	SAN JUAN	43-037-201480000	ENGLISH WN 16	BOUNDARY BUTTE	MOUNTAIN STATES	1.00000000	0.85000000
UT	SAN JUAN	43-037-201500000	ENGLISH WN 15	BOUNDARY BUTTE	MOUNTAIN STATES	1.00000000	0.85000000

Exhibit A - 1

Exhibit A: To Purchase And Sale Agreement
Dated June 19, 2007
between Imperial Petroleum, Inc., as Buyer, and
Apollo Resources International, Inc., Mountain States Petroleum Company and BC&D oil and Gas Corporation, as Sellers

				Wells, Units, WI and NRI
State	County	API #	Lease	Field	Operator	WI	NRI
UT	SAN JUAN	43-037-201750000	ENGLISH WN 17	BOUNDARY BUTTE	MOUNTAIN STATES	1.00000000	0.85000000
UT	SAN JUAN	43-037-201820000	ENGLISH WN 19	BOUNDARY BUTTE	MOUNTAIN STATES	1.00000000	0.85000000
UT	SAN JUAN	43-037-201850000	ENGLISH WN 20	BOUNDARY BUTTE	MOUNTAIN STATES	1.00000000	0.85000000
UT	SAN JUAN	43-037-201870000	ENGLISH WN 21	BOUNDARY BUTTE	MOUNTAIN STATES	1.00000000	0.85000000
UT	SAN JUAN	43-037-201950000	ENGLISH WN 23	BOUNDARY BUTTE	MOUNTAIN STATES	1.00000000	0.85000000
UT	SAN JUAN	43-037-202170000	ENGLISH WN 25	BOUNDARY BUTTE	MOUNTAIN STATES	1.00000000	0.85000000
UT	SAN JUAN	43-037-202350000	ENGLISH WN 27	BOUNDARY BUTTE	MOUNTAIN STATES	1.00000000	0.85000000
UT	SAN JUAN	43-037-202390000	ENGLISH WN 28	BOUNDARY BUTTE	MOUNTAIN STATES	1.00000000	0.85000000
UT	SAN JUAN	43-037-202540000	ENGLISH WN 29	BOUNDARY BUTTE	MOUNTAIN STATES	1.00000000	0.85000000
UT	SAN JUAN	43-037-202830000	ENGLISH WN 30	BOUNDARY BUTTE	MOUNTAIN STATES	1.00000000	0.85000000
UT	SAN JUAN	43-037-300210000	ENGLISH WN 34	BOUNDARY BUTTE	MOUNTAIN STATES	1.00000000	0.85000000
UT	SAN JUAN	43-037-300220000	ENGLISH WN 35	BOUNDARY BUTTE	MOUNTAIN STATES	1.00000000	0.85000000
UT	SAN JUAN	43-037-300270000	ENGLISH WN 33	BOUNDARY BUTTE	MOUNTAIN STATES	1.00000000	0.85000000
UT	SAN JUAN	43-037-305540000	MORRIS NELSON 6-11	BOUNDARY BUTTE	MOUNTAIN STATES	1.00000000	0.85000000
UT	SAN JUAN	43-037-306970000	REDD 11-1	BOUNDARY BUTTE	MOUNTAIN STATES	1.00000000	0.85000000
UT	SAN JUAN	43-037-308050000	ENGLISH 37	BOUNDARY BUTTE	MOUNTAIN STATES	1.00000000	0.85000000

NM	SAN JUAN	30-045-251030000	NAVAJO 29 #002	BEAUTIFUL MOUNTAIN MISS(GAS)	MOUNTAIN STATES	1.00000000	0.83330000
NM	SAN JUAN	30-045-249450000	NAVAJO 32 #002	BEAUTIFUL MOUNTAIN MISS(GAS)	MOUNTAIN STATES	1.00000000	0.83330000
NM	SAN JUAN	30-045-217550000	NAVAJO 5 #001	BEAUTIFUL MOUNTAIN MISS(GAS)	MOUNTAIN STATES	1.00000000	0.83330000
NM	SAN JUAN	30-045-218160000	NAVAJO 5 #002	BEAUTIFUL MOUNTAIN MISS(GAS)	MOUNTAIN STATES	1.00000000	0.83330000
NM	SAN JUAN	30-045-244840000	NAVAJO NATION AS #001	BIG GAP ORGAN ROCK(GAS)	MOUNTAIN STATES	1.00000000	0.83330000

NM	MCKINLEY	30-031-203380000	HOSPAH SAND UNIT 001Y	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-051380000	HOSPAH SAND UNIT 002	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-052050000	HOSPAH SAND UNIT 003	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-203390000	HOSPAH SAND UNIT 004Y	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-051580000	HOSPAH SAND UNIT 005	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-051900000	HOSPAH SAND UNIT 006	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-052040000	HOSPAH SAND UNIT 007	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-051760000	HOSPAH SAND UNIT 009	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-052080000	HOSPAH SAND UNIT 010	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-203400000	HOSPAH SAND UNIT 011Y	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-051890000	HOSPAH SAND UNIT 012	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-051780000	HOSPAH SAND UNIT 013	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-052070000	HOSPAH SAND UNIT 015	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-052110000	HOSPAH SAND UNIT 016	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-052130000	HOSPAH SAND UNIT 017	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-052030000	HOSPAH SAND UNIT 019	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-051980000	HOSPAH SAND UNIT 020	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-051840000	HOSPAH SAND UNIT 021	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-051950000	HOSPAH SAND UNIT 022	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-051920000	HOSPAH SAND UNIT 023	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000

Exhibit A - 2

Exhibit A: To Purchase And Sale Agreement
Dated June 19, 2007
between Imperial Petroleum, Inc., as Buyer, and
Apollo Resources International, Inc., Mountain States Petroleum Company and BC&D oil and Gas Corporation, as Sellers

				Wells, Units, WI and NRI
State	County	API #	Lease	Field	Operator	WI	NRI
NM	MCKINLEY	30-031-051860000	HOSPAH SAND UNIT 024	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-052120000	HOSPAH SAND UNIT 025	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-052140000	HOSPAH SAND UNIT 027	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-052160000	HOSPAH SAND UNIT 028	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-052250000	HOSPAH SAND UNIT 029	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-052240000	HOSPAH SAND UNIT 032	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-052230000	HOSPAH SAND UNIT 034	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-052220000	HOSPAH SAND UNIT 035	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-052170000	HOSPAH SAND UNIT 036	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-052190000	HOSPAH SAND UNIT 037	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-051790000	HOSPAH SAND UNIT 038	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-051710000	HOSPAH SAND UNIT 039	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-202690000	HOSPAH SAND UNIT 048Y	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-052010000	HOSPAH SAND UNIT 050	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-051940000	HOSPAH SAND UNIT 051	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-051820000	HOSPAH SAND UNIT 052	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-600220000	HOSPAH SAND UNIT 053	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-052200000	HOSPAH SAND UNIT 054	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-055940000	HOSPAH SAND UNIT 055	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-201040000	HOSPAH SAND UNIT 056	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-201150000	HOSPAH SAND UNIT 058	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-201160000	HOSPAH SAND UNIT 059	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-070240000	HOSPAH SAND UNIT 060	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-070250000	HOSPAH SAND UNIT 061	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-055590000	HOSPAH SAND UNIT 063	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-055770000	HOSPAH SAND UNIT 066	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-202470000	HOSPAH SAND UNIT 070	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-070300000	HOSPAH SAND UNIT 071	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-202480000	HOSPAH SAND UNIT 084	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-203710000	HOSPAH SAND UNIT 085	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-205960000	HOSPAH SAND UNIT 088	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-051930000	HOSPAH SAND UNIT 089	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-206130000	HOSPAH SAND UNIT 092	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-206110000	HOSPAH SAND UNIT 093	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-206090000	HOSPAH SAND UNIT 094	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-206080000	HOSPAH SAND UNIT 095	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-207170000	HOSPAH SAND UNIT 096	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-207980000	HOSPAH SAND UNIT 098	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-208310000	HOSPAH SAND UNIT 100	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-208330000	HOSPAH SAND UNIT 102	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-209440000	HOSPAH SAND UNIT 105	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-051480000	SANTA FE 002	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-200860000	SANTA FE 016	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-201020000	SANTA FE 017	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-203410000	SANTA FE 029	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-201290000	WHIGHAM 003	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000

Exhibit A - 3

Exhibit A: To Purchase And Sale Agreement
Dated June 19, 2007
between Imperial Petroleum, Inc., as Buyer, and
Apollo Resources International, Inc., Mountain States Petroleum Company and BC&D oil and Gas Corporation, as Sellers

				Wells, Units, WI and NRI
State	County	API #	Lease	Field	Operator	WI	NRI
NM	MCKINLEY	30-031-201830000	LONE PINE DAKOTA D UNIT 012	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-201740000	LONE PINE DAKOTA D UNIT 014	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-202010000	LONE PINE DAKOTA D UNIT 023	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-201650000	SANTA FE RAILROAD 002	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-201810000	SANTA FE RAILROAD 008	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000
NM	MCKINLEY	30-031-201820000	SANTA FE RAILROAD 009	HOSPAH	MOUNTAIN STATES	1.00000000	0.77490000

NM	MCKINLEY	30-031-055220000	HANSON 001X	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
NM	MCKINLEY	30-031-055280000	HANSON 003	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
NM	MCKINLEY	30-031-055270000	HANSON 004	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
NM	MCKINLEY	30-031-200420000	HANSON 006	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
NM	MCKINLEY	30-031-200430000	HANSON 007	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
NM	MCKINLEY	30-031-200440000	HANSON 008	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
NM	MCKINLEY	30-031-200450000	HANSON 009	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
NM	MCKINLEY	30-031-200460000	HANSON 010	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
NM	MCKINLEY	30-031-200490000	HANSON 011	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
NM	MCKINLEY	30-031-200470000	HANSON 012	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
NM	MCKINLEY	30-031-200480000	HANSON 013	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
NM	MCKINLEY	30-031-201420000	HANSON 014	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
NM	MCKINLEY	30-031-201430000	HANSON 015	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
NM	MCKINLEY	30-031-201440000	HANSON 016	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
NM	MCKINLEY	30-031-201450000	HANSON 017	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
NM	MCKINLEY	30-031-201590000	HANSON 021	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
NM	MCKINLEY	30-031-204190000	HANSON 026	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
NM	MCKINLEY	30-031-204380000	HANSON 029	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
NM	MCKINLEY	30-031-204470000	HANSON 030	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
NM	MCKINLEY	30-031-204480000	HANSON 031	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-205990000	HANSON 035	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-202720000	HANSON 036	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-207250000	HANSON 038	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-208100000	HANSON 039	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-208090000	HANSON 040	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-208500000	HANSON 041	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-208510000	HANSON 042	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-051470000	SANTA FE RAILROAD 003	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-051510000	SANTA FE RAILROAD 004	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-051410000	SANTA FE RAILROAD 007	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-054960000	SANTA FE RAILROAD 008	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-055310000	SANTA FE RAILROAD 009	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-200320000	SANTA FE RAILROAD 012	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-200380000	SANTA FE RAILROAD 013	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-200370000	SANTA FE RAILROAD 014	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-200360000	SANTA FE RAILROAD 015	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-201380000	SANTA FE RAILROAD 018	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-201390000	SANTA FE RAILROAD 019	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-201400000	SANTA FE RAILROAD 020	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000

Exhibit A - 4

Exhibit A: To Purchase And Sale Agreement
Dated June 19, 2007
between Imperial Petroleum, Inc., as Buyer, and
Apollo Resources International, Inc., Mountain States Petroleum Company and BC&D oil and Gas Corporation, as Sellers

				Wells, Units, WI and NRI
State	County	API #	Lease	Field	Operator	WI	NRI
	MCKINLEY	30-031-201410000	SANTA FE RAILROAD 021	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-201500000	SANTA FE RAILROAD 023	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-204520000	SANTA FE RAILROAD 039	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-204510000	SANTA FE RAILROAD 040	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-205940000	SANTA FE RAILROAD 041	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-207450000	SANTA FE RAILROAD 042	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-207120000	SANTA FE RAILROAD 043	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-207130000	SANTA FE RAILROAD 044	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-208040000	SANTA FE RAILROAD 045	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-208360000	SANTA FE RAILROAD 047	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-208370000	SANTA FE RAILROAD 048	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-208380000	SANTA FE RAILROAD 049	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-208540000	SANTA FE RAILROAD 050	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-208530000	SANTA FE RAILROAD 051	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-055700000	SANTA FE RAILROAD A 072	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-200190000	SANTA FE RAILROAD A 073	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-200210000	SANTA FE RAILROAD A 074	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-200720000	SANTA FE RAILROAD A 075	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-200730000	SANTA FE RAILROAD A 076	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-201000000	SANTA FE RAILROAD A 077	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-200990000	SANTA FE RAILROAD A 079	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-201330000	SANTA FE RAILROAD A 080	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-201340000	SANTA FE RAILROAD A 081	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-201370000	SANTA FE RAILROAD A 082	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-201470000	SANTA FE RAILROAD A 083	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-203720000	SANTA FE RAILROAD A 084	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-204130000	SANTA FE RAILROAD A 087	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-204400000	SANTA FE RAILROAD A 088	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-204420000	SANTA FE RAILROAD A 089	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-204410000	SANTA FE RAILROAD A 090	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-207140000	SANTA FE RAILROAD A 091	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-207160000	SANTA FE RAILROAD A 093	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-207220000	SANTA FE RAILROAD A 094	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-207460000	SANTA FE RAILROAD A 095	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-208000000	SANTA FE RAILROAD A 096	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-208550000	SANTA FE RAILROAD A 097	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-203030000	SANTA FEE RR B 032	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-203690000	SANTA FEE RR B 033	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-203900000	SANTA FEE RR B 034	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-203910000	SANTA FEE RR B 035	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-204160000	SANTA FEE RR B 036	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-204150000	SANTA FEE RR B 037	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-207490000	SANTA FEE RR B 039	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-051420000	SOUTH HOSPAH UNIT 001	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-051390000	SOUTH HOSPAH UNIT 002	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-051400000	SOUTH HOSPAH UNIT 003	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-051450000	SOUTH HOSPAH UNIT 004	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000

Exhibit A - 5

Exhibit A: To Purchase And Sale Agreement
Dated June 19, 2007
between Imperial Petroleum, Inc., as Buyer, and
Apollo Resources International, Inc., Mountain States Petroleum Company and BC&D oil and Gas Corporation, as Sellers

				Wells, Units, WI and NRI
State	County	API #	Lease	Field	Operator	WI	NRI
	MCKINLEY	30-031-051460000	SOUTH HOSPAH UNIT 005	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-200090000	SOUTH HOSPAH UNIT 006	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-200120000	SOUTH HOSPAH UNIT 007	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-200150000	SOUTH HOSPAH UNIT 008	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-200130000	SOUTH HOSPAH UNIT 009	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-600170000	SOUTH HOSPAH UNIT 010	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-200160000	SOUTH HOSPAH UNIT 011	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-200200000	SOUTH HOSPAH UNIT 012	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-200540000	SOUTH HOSPAH UNIT 013	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-200530000	SOUTH HOSPAH UNIT 014	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-200550000	SOUTH HOSPAH UNIT 015	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-200560000	SOUTH HOSPAH UNIT 016	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-200570000	SOUTH HOSPAH UNIT 017	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-051340000	SOUTH HOSPAH UNIT 021	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-054980000	SOUTH HOSPAH UNIT 022	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-200910000	SOUTH HOSPAH UNIT 024	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-200920000	SOUTH HOSPAH UNIT 025	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-200930000	SOUTH HOSPAH UNIT 026	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-200940000	SOUTH HOSPAH UNIT 027	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-200950000	SOUTH HOSPAH UNIT 0283	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-201200000	SOUTH HOSPAH UNIT 029	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-201210000	SOUTH HOSPAH UNIT 030	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-201220000	SOUTH HOSPAH UNIT 031	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-201250000	SOUTH HOSPAH UNIT 032	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-201240000	SOUTH HOSPAH UNIT 033	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-200119000	SOUTH HOSPAH UNIT 035	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-201180000	SOUTH HOSPAH UNIT 036	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-201350000	SOUTH HOSPAH UNIT 037X	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-201510000	SOUTH HOSPAH UNIT 038	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-201520000	SOUTH HOSPAH UNIT 039	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-203600000	SOUTH HOSPAH UNIT 046	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-203610000	SOUTH HOSPAH UNIT 047	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-203620000	SOUTH HOSPAH UNIT 048	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-203630000	SOUTH HOSPAH UNIT 049	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-203640000	SOUTH HOSPAH UNIT 050	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-202420000	SOUTH HOSPAH UNIT 051	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-202430000	SOUTH HOSPAH UNIT 052	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-202780000	SOUTH HOSPAH UNIT 053	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-204070000	SOUTH HOSPAH UNIT 054	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-204080000	SOUTH HOSPAH UNIT 057	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-204090000	SOUTH HOSPAH UNIT 058	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-204100000	SOUTH HOSPAH UNIT 059	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-204110000	SOUTH HOSPAH UNIT 060	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-205460000	SOUTH HOSPAH UNIT 061	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-205450000	SOUTH HOSPAH UNIT 062	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-205440000	SOUTH HOSPAH UNIT 063	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000
	MCKINLEY	30-031-205470000	SOUTH HOSPAH UNIT 064	HOSPAH SOUTH	MOUNTAIN STATES	0.40000000	0.38745000

Exhibit A - 6

Exhibit A: To Purchase And Sale Agreement
Dated June 19, 2007
between Imperial Petroleum, Inc., as Buyer, and
Apollo Resources International, Inc., Mountain States Petroleum Company and BC&D oil and Gas Corporation, as Sellers

				Location		Recording Data
State	County	Field	Lease	Section-Township-Range	Acres	Book/Page	WI	NRI
AZ	APACHE	DINEH-BI-KEYAH	TRIBAL LANDS 14-20-0603-8823	29-36N-30E G&SRM	640		1.00000000	0.80833300
AZ	APACHE	DINEH-BI-KEYAH	TRIBAL LANDS 14-20-0603-8823	30-36N-30E G&SRM	640		1.00000000	0.80833300
AZ	APACHE	DINEH-BI-KEYAH	TRIBAL LANDS 14-20-0603-8823	31-36N-30E G&SRM	640		1.00000000	0.80833300
AZ	APACHE	DINEH-BI-KEYAH	TRIBAL LANDS 14-20-0603-8823	32-36N-30E G&SRM	640		1.00000000	0.80833300
UT	SAN JUAN	BOUNDARY BUTTE	TRIBAL LANDS I-149-Ind.-7180	S/2 8-43S-22W SLM	640		1.00000000	0.85000000
UT	SAN JUAN	BOUNDARY BUTTE	TRIBAL LANDS I-149-Ind.-7180	S/2 15 43S-22W SLM	640		1.00000000	0.85000000
UT	SAN JUAN	BOUNDARY BUTTE	TRIBAL LANDS I-149-Ind.-7180	16-43S-22W SLM	640		1.00000000	0.85000000
UT	SAN JUAN	BOUNDARY BUTTE	TRIBAL LANDS I-149-Ind.-7180	17-43S-22W SLM	640		1.00000000	0.85000000
UT	SAN JUAN	BOUNDARY BUTTE	TRIBAL LANDS I-149-Ind.-7180	21-43S-22W SLM	640		1.00000000	0.85000000
UT	SAN JUAN	BOUNDARY BUTTE	TRIBAL LANDS I-149-Ind.-7180	22-43S-22W SLM	640		1.00000000	0.85000000
UT	SAN JUAN	BOUNDARY BUTTE	TRIBAL LANDS I-149-Ind.-7180	23-43S-22W SLM	640		1.00000000	0.85000000
UT	SAN JUAN	BOUNDARY BUTTE	TRIBAL LANDS I-149-Ind.-7180	26-43S-22W SLM	640		1.00000000	0.85000000
UT	SAN JUAN	BOUNDARY BUTTE	TRIBAL LANDS I-149-Ind.-7180	27-43S-22W SLM	640		1.00000000	0.85000000
UT	SAN JUAN	BOUNDARY BUTTE	TRIBAL LANDS I-149-Ind.-7180	35-43S-22W SLM	640		1.00000000	0.85000000
UT	SAN JUAN	BOUNDARY BUTTE	TRIBAL LANDS I-149-Ind.-7180	36-43S-22W SLM	640		1.00000000	0.85000000
UT	SAN JUAN	BOUNDARY BUTTE	TRIBAL LANDS I-149-Ind.-7180	31-43S-23W SLM	640		1.00000000	0.85000000

NM	SAN JUAN	BEAUTIFUL MOUNTAIN	Navajo 29	29-27N-19W	640		1.000000	0.833330
	SAN JUAN	BEAUTIFUL MOUNTAIN	Navajo 32	32-27N-19W	640		1.000000	0.833330
	SAN JUAN	BEAUTIFUL MOUNTAIN	Navajo 5	5-26N-19W	640		1.000000	0.833330
	SAN JUAN	BEAUTIFUL MOUNTAIN	Navajo 28	28-27N-19W	640		1.000000	0.833330

NM	MCKINLEY	HOSPAH	See attached Exhibits

NM	MCKINLEY	HOSPAH SOUTH	See attached Exhibits

Exhibit A-1
Retained Properties
Seller shall retain 100% of the leasehold rights in and to the Aneth through the McCracken formations in the Dineh-bi-Keyah and Beautiful Mountain fields as encountered in the Navajo #10 well from depths of 3,600 ft to 3,900 ft and the stratagraphic equivalents thereto Seller’s retained leasehold rights shall be subject to a fifty (50%) percent back-in (50.0% working interest and 41.665% net revenue interest) and in favor of Buyer after delivery of up to 150 mmcf of helium to Praxair in accordance with the proposed term sheet and shall be further subject to the execution of an AAPL 610 Form (1989) Operating Agreement with the COPAS 1984 Accounting Procedure by and between Seller and Buyer providing that Buyer shall be named Operator of any and all wells produced and drilled on the leasehold.

Exhibit A1 - 1

Exhibit B
Agreed Obligations
Imperial will assume and or discharge the following obligations of Apollo with respect to the assets:
a.)	Accounts payable and revenue payable directly associated with the assets not to exceed $3.0 million as provided on Exhibit C.

b.)	Notes payable to banks and secured by the properties not to exceed $0.8 million.

c.)	Pipeline right-of-way payments to the Navajo Indian nation in the amount of $1.0 million affecting the Boundary Butte field.

d.)	Plugging bond due the State of New Mexico in the amount of $0.7 million and assumption of plugging liability in the Hospah field in an estimated amount of $2.8 million.

e.)	Plugging liability for the damaged SWD well in the DBK field.

Exhibit C
Agreed Payables
Imperial will assume and or discharge the following obligations of Apollo with respect to the assets: (See Attached Schedules)

Exhibit C-1

EXHIBIT E
ESCROW AGREEMENT
          This ESCROW AGREEMENT (“Agreement”) is entered into as of , 2007 by and between Apollo Resources International, Inc., a Utah corporation, Mountain States Petroleum Company, a ___ corporation and BC&D Oil and Gas Corporation, a New Mexico corporation (herein collectively called “Seller”) and Imperial Petroleum, Inc. a Nevada corporation (herein called “Imperial” or “Buyer”). and Compass Bank, an Alabama state-chartered bank (the “Escrow Agent”).
W I T N E S S E T H:
     WHEREAS, Imperial and Seller have entered into that certain Purchase and Sale Agreement dated , 2007 (the “Purchase Agreement”); unless otherwise defined herein, all capitalized terms herein shall have the meanings set forth in the Purchase Agreement, which is incorporated herein by reference for all purposes;
     WHEREAS, the Purchase Agreement provides that ten percent (10%) of the Purchase Price (hereafter, the “Holdback Funds”) shall be delivered by Buyer into an Escrow Account established under an Escrow Agreement, which Holdback Funds may be available to Buyer in the event of the discovery of post-Closing Defects or Material Costs (as that term is defined in Section 2(b) below);
     WHEREAS, Imperial Seller and Escrow Agent desire to enter this Agreement, being the Escrow Agreement anticipated under the Purchase Agreement as to the Holdback Funds, to memorialize the terms and conditions controlling the disbursement of the Holdback Funds from the Escrow Account.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:
     1. Escrow Account Established. Effective as of the date of this Agreement, Escrow Agent is appointed as escrow agent by Imperial and Seller and Escrow Agent agrees to act as escrow agent under this Agreement. At Closing, Imperial shall deposit the Holdback Funds with Escrow Agent and Escrow Agent shall retain the Holdback Funds until disbursed pursuant to the further terms hereof. Subject to Escrow Agent’s determination in accordance with Section 5 herein, during the Term (as defined hereafter at Section 16) of this Agreement, the funds on deposit with Escrow Agent shall be invested in Treasury notes, certificates of deposit issued by commercial banks insured by the federal government, or “money market” accounts, in accordance with Whittier’s written instructions provided from time-to-time.
     2. Conditions and Procedures for Determining Buyer’s Right to Holdback Funds.

     (a) Prior to Closing, Buyer will have conducted a due diligence review pursuant to the terms of Section 6 of the Purchase Agreement and will have provided, as appropriate, notice of Asserted Defects in accordance therewith. Buyer anticipates, however, and Seller expressly acknowledges, that additional due diligence, including, but not limited to, title examination or investigations, environmental assessments and other examinations and assessments may be prudent, in Buyer’s sole discretion, to conduct subsequent to Closing. If subsequent to Closing and prior to expiration of the Term, one or more matters come to Buyer’s attention that would constitute a Defect that Buyer is unwilling to waive, Buyer shall promptly provide written notice to Seller of such Defects (“Post-Closing Asserted Defects”). Such notice shall include, for each Post-Closing Asserted Defect, (i) a description of the Post-Closing Asserted Defect and the wells and/or units listed on Schedule I to the Purchase Agreement or other Property to which it relates, along with all supporting documentation reasonably necessary to fully describe the basis for the Defect, (ii) for each applicable well, unit or other Property identified pursuant to (i) above, the size of any variance from “Net Revenue Interest” or “Working Interest” (as identified on Schedule I) which does or could result from such Post-Closing Asserted Defect, and (iii) the amount Buyer reasonably attributes to the cost to cure or remediate such Post-Closing Asserted Defect. If, subsequent to Closing and prior to expiration of the Term, a third party asserts to Seller a claim with respect to the Properties, or otherwise alleges to Seller the existence of a matter that would be a Defect, Seller shall notify Buyer of such fact promptly, and Buyer may thereafter identify such claim as a Post-Closing Asserted Defect. Notwithstanding the foregoing, if, prior to Closing, Buyer identified Defects, but did not provide notice of same to Seller as Asserted Defects because such Defects, in the aggregate, were less than the Threshold Amount, then Buyer may not assert any Post-Closing Asserted Defects unless, when combined with Defects identified by Buyer but not asserted prior to Closing, as set forth above, the aggregate amount of such unasserted pre-Closing Defects plus the Post-Closing Asserted Defects is more than the Threshold Amount. If such aggregate amount is less than the Threshold Amount, then no claim for a disbursement by Buyer under this Agreement may be made for any of such Defects. If such pre- and post- Closing Defects exceed in the aggregate the Threshold Amount, Buyer shall be entitled to receive a disbursement under this Agreement for the total amount (as such amount is determined in accordance with the further terms of this Agreement) of all such pre- and post-Closing Defects claimed by Buyer, including those below the Threshold Amount. For the avoidance of doubt, Buyer shall not receive a disbursement under this Agreement for any Defect that was asserted as an Asserted Defect prior to Closing and handled in accordance with the procedures outlined in Sections 6 (including dispute resolution) or 7 the Purchase Agreement. Notwithstanding the procedures set forth in this Agreement to the contrary, to the extent that a Post-Closing Asserted Defect is covered by a representation or indemnification or other agreement of Seller set forth in the Purchase Agreement, then such Post-Closing Asserted Defect, to the extent Buyer is compensated for the Post-Closing Asserted Defect under this Agreement, shall be deemed a disclosure and exception to such representation or indemnification or other agreement. In no event shall Buyer be entitled to duplicate compensation with respect to any Defect, Loss or any breach of representation, warranty or agreement herein asserted under the terms of this Agreement or the Purchase Agreement, even though such Defect, Loss or breach may be addressed by more than one provision of this Agreement and/or of the Purchase Agreement. As used in this subsection (a) and elsewhere in this Agreement, “Defect” shall have the meaning given in the Purchase Agreement, except to the extent such definition must necessarily be modified to account for identification subsequent to Closing.
     (b) If subsequent to Closing, but prior to expiration of the Term, Buyer discovers conditions that reasonably cause Buyer to expect to incur, or causes Buyer to incur, material costs or liabilities in connection with its operations and/or ownership of the Properties, which arise out of or are the result of a breach by Seller of any obligation under the terms of the Purchase Agreement, Buyer shall be entitled to receive a disbursement under this Agreement equal to the total amount of such costs and/or liabilities. For purposes of this subsection (b), a cost and/or liability shall be deemed “material” if it causes Buyer to incur costs or expenses or creates a liability against Buyer in an aggregate amount of Twenty Five Thousand Dollars ($25,000.00) or more (a “Material Cost”). Buyer shall provide prompt written notice to Seller of a Material Cost as such is incurred or identified which notice shall be in substantially the same form as the notices required of Buyer to assert Pos-Closing Asserted Defects.
     (c) In the event Buyer notifies Seller of Post-Closing Asserted Defects and/or Material Costs in accordance with this Agreement, Buyer shall be entitled to receive a disbursement from Escrow Account, according to the further procedures set forth herein, as such claims are claimed from time-to-time hereunder. In the alternative, if Buyer notifies Seller of Post-Closing Asserted Defects and/or Material Costs in accordance with this Agreement, then prior to the expiration of the Term, Seller may (but shall have no obligation to) cure or remediate one or more such Post-Closing Asserted Defects and/or conditions causing Material Costs.
     (d) If, within five (5) business days following Seller’s receipt of notice from Buyer of any Post-Closing Asserted Defects and/or Material Costs, Seller provides written notice to Buyer that Seller, in good faith, disputes that a Post-Closing Asserted Defect is a Defect and/or disputes that a Material Cost has been (or will be) incurred, or, in good faith, disputes the value attributed by Buyer to any of the foregoing (for purposes of determining the amount of a disbursement hereunder), Seller and Buyer shall attempt to resolve such dispute, by negotiation among senior executives of their companies who have authority to settle the controversy, within five (5) business days. If the parties are unable to resolve the dispute in such time period, then it shall be submitted to expedited binding arbitration by Richard J. Graving of the South Texas College of Law (the “Arbitrator”) who shall determine whether there is a Defect and/or a Material Cost, as appropriate, with the burden being upon Seller to disprove the claim made by Buyer. If the Arbitrator confirms that a Post-Closing Asserted Defect constitutes a Defect and/or that a claim constitutes a Material Cost, as the case may be, or, if the basis of the dispute submitted to the Arbitrator was determination of the value attributed to a Defect and/or Material Cost, then, based upon information provided by Seller and Buyer, the Arbitrator shall determine the value of the Defect and/or Material Cost, as appropriate, and such amount(s) shall be disbursed to Buyer in accordance with this Agreement. The Arbitrator, in making any determination pursuant to this subsection (d), shall assess the costs of the Arbitrator against that party which the Arbitrator determines should bear such expense given the equities of the disputed claims. Any determinations by the Arbitrator pursuant to this provision shall be final and binding on Seller and Buyer.
     (e) The provisions of Section 2(d) above shall also apply in the case of a disagreement between Seller and Buyer as to whether Seller has cured or remediated one or more such Post-Closing Asserted Defects and/or conditions causing Material Costs.
     (f) Notwithstanding anything herein to the contrary, if the parties are unable to agree upon the existence of any Defect pertaining to the title to any Property, Seller may require Buyer to reconvey the Properties affected thereby to Seller. The right of Seller to require reconveyance shall be limited to those Properties selected by Buyer the total value of which does not exceed the amount remaining at that time in the Holdback Funds. The value of the Properties reconveyed to Seller shall be the value allocated to such Properties on Schedule I to the Purchase Agreement (plus the costs incurred by Buyer in operation of the Properties, less the revenues accrued by Buyer with respect to such Properties). Except in the case where Seller and Buyer cannot agree on the value of the Properties to be reconveyed for purposes of this Section 2(f), reconveyance of the Properties to Seller shall constitute full authorization to Escrow Agent to pay the value of the Properties, as such value is reported to Escrow Agent by joint written instruction from Buyer and Seller in accordance with Section 3 of this Agreement, to Buyer from the Holdback Funds. If Seller and Buyer cannot agree on the value of the Properties to be conveyed, Seller shall not have the right to require reconveyance and Escrow Agent shall have no duty to pay an amount to Buyer under this subsection (f) and any Defect pertaining to title shall be handled under the other provisions of this Agreement.
     (g) Notwithstanding anything herein or in the Purchase Agreement to the contrary, (1) Buyer shall not be permitted to assert any Defect pertaining to the title to any Property on or after the 30th day following the date of this Agreement, and (2) no disbursement shall be made to Buyer for any Post Closing Defect and/or Material Cost that Seller elects to cure or remediate prior to the expiration of the Term unless such Post Closing Defect and/or Material Cost is not so cured or remediated on or before the expiration of the Term.
     3. Procedures for Determining Disbursement Amounts. With respect to any Post-Closing Asserted Defect or Material Cost, Seller and Buyer, for a period of five (5) business days, shall attempt in good faith to agree upon the value of such Defect or the amount of such Material Cost, with consideration being given to values attributed to the Properties, or any of them, on Schedule I to the Purchase Agreement. Unless Seller disputes the value of a Defect or the amount of a Material Cost claimed, or if the parties otherwise mutually agree, disbursements pertaining to claims for Defects and Material Costs, as set forth above, shall be the amount(s) claimed by Buyer. The parties shall refer any disputes concerning the above determination of values to the Arbitrator as set forth in Section 2(d) above. If there is no dispute, or upon resolution of any dispute as set forth herein, each of Seller and Buyer agree to execute joint written instructions to Escrow Agent to deliver, within five (5) business days of such notice being provided to Escrow Agent, such portion of the Holdback Funds as is attributed to the agreed (or arbitrated) amounts, and all earnings thereon.
     4. Disbursement of Holdback Funds. Escrow Agent shall make disbursements of the Holdback Funds as follows:
     (a) To Buyer, within five (5) business days following Escrow Agent’s receipt of the joint written instructions of Seller and Buyer, as provided at Section 3 above.
     (b) In the event Seller fails to comply with its obligation to provide written instructions for disbursement in accordance with Section 3 above and the dispute has been arbitrated in accordance with this Agreement, then Escrow Agent shall disburse amounts to Buyer to the extent and in the amount the Arbitrator provides, in his final and binding decision as provided at Section 2(d), that Buyer is entitled to for Post-Closing Asserted Defects and/or Material Costs. Such disbursement shall be made to Buyer within five (5) business days of Escrow Agent being provided with a true and correct copy of the Arbitrator’s final and binding decision, certified by the Arbitrator. However, should the balance of the Holdback Funds be less than the amount(s) specified in the Arbitrator’s final and binding decision, then, the balance of the Holdback Funds shall be disbursed, and Escrow Agent’s obligations hereunder shall forthwith terminate.
     (c) Upon termination of this Agreement according to the Term hereof, Escrow Agent shall disburse to Seller, upon joint written instruction of Seller and Buyer, all Holdback Funds, if any, not previously disbursed to Buyer, EXCEPT to the extent of any amounts then pending pursuant to Sections 2(e), 3 or 4(b) hereof. Provided, however, upon the written request of any party received by Escrow Agent prior to termination of this Agreement, Escrow Agent shall delay final disbursement until such time as it shall receive joint written instruction from Seller and Buyer that all post-Closing accounting adjustments have been made in accordance with Section 11(c) of the Purchase Agreement, and upon receipt of such joint written instruction, Agent shall disburse all remaining Holdback Funds, if any, as directed in said joint written instruction.

     5. Instructions and Disbursement of Earnings. Escrow Agent may not disburse the Holdback Funds or any income therefrom except pursuant to the terms of this Agreement. Escrow Agent is hereby authorized to make disbursements of the Holdback Funds only as follows: (a) as set forth at Section 4 above; (b) into the registry of the court in accordance with Sections 12, (c) to a successor Escrow Agent under Section 13, and (d) to Escrow Agent as permitted by Section 14 of this Agreement. With respect to any interest or dividends that may be earned on the Holdback Funds, Seller and Buyer agree that it is impractical to anticipate the amounts of interest earned on the Holdback Funds, if any, accordingly, throughout the term of this Agreement, Escrow Agent shall communicate the amount of any such earnings to Seller and Buyer as soon as such amounts are known to it, and Escrow Agent will disburse such amounts as directed by Seller and Buyer via joint written instruction.
     6. Scope of Undertaking/Reliance/Hold Harmless/Indemnification.

(a)	Escrow Agent’s duties and responsibilities in connection with this Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Agreement. Escrow Agent is not a principal, participant, or beneficiary in any transaction underlying this Agreement and shall have no duty to inquire beyond the terms and provisions of this Agreement except as specifically provided herein. Escrow Agent shall have no responsibility or obligation of any kind in connection with this Agreement, the Holdback Funds or the Purchase Price Balance, and shall not be required to deliver the Holdback Funds or the Purchase Price Balance or any part thereof, or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, invest, reinvest, and deliver the Holdback Funds or the Purchase Price Balance as herein provided. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the parties hereto that Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to any of the parties hereto. Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except to the extent of its own willful misconduct or gross negligence. It is the intention of the parties hereto that Escrow Agent shall not be required to use, advance, or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

(b)	Escrow Agent may rely on, and shall not be liable for acting or refraining from acting in accordance with any written notice, instruction, or request or other document furnished to it hereunder or pursuant hereto, and believed by it to have been signed or presented by the proper party or parties. Escrow Agent shall only be responsible for holding, investing, reinvesting, and disbursing the Holdback Funds or the Purchase Price Balance as provided in this Agreement; provided, however, that in no event shall Escrow Agent be liable for any lost profits, lost savings, or other special, exemplary, consequential, or incidental damages in excess of Escrow Agent’s fee hereunder; and provided, further, however, that Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including, but not limited to, the following: (a) acts of God, force majeure, including, without limitation, war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes or other differences with employees; (b) the act, failure, or neglect of any other party or any agent or correspondent or any other person selected by Escrow Agent; (c) any delay, error, omission, or default of any mail, courier, or telecopier operator; or (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Agreement and any part hereof, for the transaction or transactions requiring or underlying the execution of this Agreement or the form or execution hereof, or for the identity or authority of any person executing this Agreement or any part hereof, or for depositing the Holdback Funds or the Purchase Price Balance.

(c)	Escrow Agent shall be absolved from all liability and responsibility in connection with this Agreement, other than Escrow Agent’s gross negligence or willful misconduct, and may respond in good faith to (i) any joint directive of Buyer and Seller, (ii) any directive of any one party to make disbursement in accordance with Section 4(b) of this Agreement, (iii) any notice of Buyer or Seller to delay final disbursement in accordance with Section 4(c) of this Agreement, or (iv) any need to return funds to the respective party or parties in accordance with Section 7 of this Agreement, without responsibility for the consequences. Buyer and Seller hereby jointly and severally indemnify Escrow Agent, its officers, directors, partners, employees, and agents (each herein called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, any and all expenses, including, without limitation, attorneys’ fees and court costs, losses, costs, damages and claims, including, but not limited to, costs of investigation, litigation, and arbitration suffered or incurred by any Indemnified Party in connection with or arising from or out of this Agreement, except such acts or omissions as may result from the willful misconduct or gross negligence of such Indemnified Party.

(d)	Seller and Buyer hereby acknowledge and expressly agree that Escrow Agent has not been provided a copy of the Purchase Agreement, is not privy to the Purchase Agreement, and is not a party to the Purchase Agreement. Accordingly, Seller and Buyer agree that Escrow Agent’s rights, privileges, obligations, responsibilities and duties in connection with the subject matter hereof are to be construed without reference to the Purchase Agreement despite the existence of any provision to the contrary. Seller and Buyer hereby further agree that the provisions of this Section 9 shall survive the termination of this Agreement.
     7. Notices. Any notice required to be given hereunder shall be sufficient if in writing, and (a) sent by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) or (b) by facsimile or e-mail transmission provided that any facsimile or e-mail transmission shall be supplemented, by transmission on the same day the e-mail or facsimile is sent, with a copy of such facsimile or e-mail by courier service (with next business day delivery), addressed as follows:

If to Seller:	Apollo Resources International, Inc.
3001 Knox Street, Suite 403
Dallas, TX 75205
Attn: Dennis G. McLaughlin
President
Fax No.: (214)

With a copy to:

If to the Buyer:	Imperial Petroleum, Inc.
329 Main Street, Suite 801
Evansville, IN 47708
Attn: Jeffrey T. Wilson
President
Fax No.: (812) 867-1678

With a copy to:
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2300
Houston, Texas 77002
Attn: Robin S. Fredrickson
Fax No.: (713) 615-5850

To Escrow Agent:
Compass Bank
2001 Kirby, 4th Floor

Houston, Texas 77019
Attn: Thomas M. Cleveland
Phone: (713) 831-5795
Fax No.: (713) 831-5750

with a copy to:

Compass Bank Legal Department
15 S. 20th St.
Suite 1802
Birmingham, Alabama 35233
Attn: M. Brandon Meadows
Phone: (205) 297-1558
Fax No.: (205) 297-2413
or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.
     8. Modification. This Agreement shall not be modified, rescinded or revoked in any manner whatsoever, except by written consent of all parties hereto.
     9. Counterparts. This Agreement may be signed upon any number of counterparts with the same effect as if the signature to each were upon the same agreement, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be deemed to be effective and binding as of the date all parties hereto have executed same.
     10. Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.
     11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS. The parties hereto hereby consent to the jurisdiction and venue of the courts of Harris County, Texas.
     12. Right of Interpleader. Should (a) any controversy arise involving the parties hereto or any other person, firm, or entity with respect to this Agreement or the Holdback Funds, or any earnings on the Holdback, (b) a substitute escrow agent fail to be designated as provided in Section 12, or (c) if Escrow Agent should be in doubt as to what action to take, Escrow Agent shall have the right, but not the obligation, either to (i) withhold delivery of the Holdback Funds or any earnings thereon until the controversy is resolved, the conflicting demands are withdrawn, or its doubt is resolved, or (ii) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto.

     13. Resignation. Escrow Agent may resign hereunder upon ten (10) days’ prior notice (the “Initial Notice”) to Seller and Buyer. Upon the effective date of such resignation, Escrow Agent shall deliver the Holdback Funds and all earnings thereon to any substitute escrow agent designated by the Seller and Buyer in writing. If Seller and Buyer fail to designate a substitute escrow agent within ten (10) days after the Initial Notice, Escrow Agent may institute a petition for interpleader. Escrow Agent’s obligations hereunder shall cease and terminate after the Initial Notice and Escrow Agent’s sole responsibility after the Initial Notice expires shall be to hold the Holdback Funds (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction.
     14. Compensation and Reimbursement of Expenses. Escrow Agent shall charge for its services hereunder in accordance with Escrow Agent’s fee schedule as in effect from time-to- time, and Escrow Agent shall be reimbursed for all expenses incurred by Escrow Agent in connection with the performance of its duties and enforcement of its rights hereunder and otherwise in connection with the preparation, operation, administration and enforcement of this Agreement, including, without limitation, attorneys’ fees, brokerage costs, and related expenses incurred by Escrow Agent. Seller and Buyer shall be jointly liable for and shall pay all such fees and expenses in equal portions; provided, however, Escrow Agent may, in its discretion, charge all of such fees and expenses to Escrow Account if Seller and/or Buyer do not pay same after being billed, but provided that Escrow Agent shall first make reasonable attempts to collect same from Seller and Buyer.
     15. Tax Matters. Form 1099 for interest earned on the Holdback Funds, if any, shall be furnished to Seller and Buyer in accordance with such portion of interest disbursed to each such party, respectively, and any tax owing thereon shall be the obligation of the party receiving such interest.
     16. Term and Termination. This Agreement shall be in effect for three (3) months following the date hereof (“Term”); provided, however, that this Agreement may survive beyond the Term for the limited purpose of allowing Escrow Agent to disburse all Holdback Funds in accordance with Section 4(c) hereof.
     IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of ___, 2007.

Imperial: Buyer: IMPERIAL PETROLEUM, INC.
By:
Jeffrey T. Wilson,
President

Apollo: Seller: APOLLO RESOURCES INTERNATIONAL, INC.
By:
Dennis G. McLaughlin, President
and Chief Operating Officer

Mountain States: Seller: MOUNTAIN STATES PETROLEUM COMPANY
By:

BC&C: Seller: BC&D OIL AND GAS CORPORATION
By:

Escrow Agent: COMPASS BANK
By:
Thomas M. Cleveland,
Vice President